                                                                   EXHIBIT 10.16








                                     Lease

                                    between

                                Blue Lake, Ltd.

                                      and

                           HIWAY TECHNOLOGIES, INC.


                           Dated September 23, 1997

                                   INDEX TO

                          BLUE LAKE CORPORATE CENTER

                                STANDARD LEASE


LEASE                                                                                                      Page No.
                                                                                                           --------
     BASIC LEASE INFORMATION RIDER .......................................................................    I

     1.   PREMISES; BUILDING; AND COMMON AREAS............................................................    1
     2.   LEASE TERM; LEASE DATE..........................................................................    1
     3.   RENT............................................................................................    1
     4.   SECURITY DEPOSIT; SECURITY INTEREST.............................................................    3
     5.   USE.............................................................................................    4
     6.   ACCEPTANCE OF PREMISES; LANDLORD'S WORK.........................................................    4
     7.   PARKING.........................................................................................    5
     8.   BUILDING SERVICES...............................................................................    5
     10.  REPAIRS, MAINTENANCE AND UTILITIES..............................................................    7
     11.  TENANT'S ALTERATIONS............................................................................    8
     12.  LANDLORD'S ADDITIONS AND ALTERATIONS............................................................    8
     13.  ASSIGNMENT AND SUBLETTING.......................................................................    9
     14.  TENANT'S INSURANCE COVERAGE.....................................................................   10
     15.  LANDLORD'S INSURANCE COVERAGE...................................................................   10
     16.  WAIVER OF RIGHT OF RECOVERY.....................................................................   11
     17.  DAMAGE OR DESTRUCTION BY CASUALTY...............................................................   11
     18.  CONDEMNATION AND EMINENT DOMAIN.................................................................   11
     19.  LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION.............................................   12
     20.  RELOCATION OF TENANT............................................................................   12
     21.  COMPLIANCE WITH LAWS AND PROCEDURES.............................................................   12
     22.  RIGHT OF ENTRY..................................................................................   13
     23.  DEFAULT.........................................................................................   13
     24.  LANDLORD'S REMEDIES FOR TENANT'S DEFAULT........................................................   14
     25.  LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT................................................   14
     26.  LIENS...........................................................................................   14
     27.  NOTICES.........................................................................................   14
     28.  MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION ..................................................   14
     29.  ATTORNMENT AND MORTGAGEE'S REQUEST..............................................................   15
     30.  TRANSFER BY LANDLORD............................................................................   15
     31.  SURRENDER OF PREMISES; HOLDING OVER.............................................................   15
     32.  NO WAIVER; CUMULATIVE REMEDIES..................................................................   16
     33.  WAIVER..........................................................................................   16
     34.  CONSENTS AND APPROVALS..........................................................................   16
     35.  RULES AND REGULATIONS...........................................................................   16
     36.  SUCCESSORS AND ASSIGNS..........................................................................   16
     37.  QUIET ENJOYMENT.................................................................................   16
     38.  ENTIRE AGREEMENT................................................................................   17
     39.  HAZARDOUS MATERIALS.............................................................................   17
     40.  BANKRUPTCY PROVISIONS...........................................................................   18
     41.  FIRE PREVENTION SYSTEMS.........................................................................   19
     42.  MISCELLANEOUS...................................................................................   19
     43.  DELIVERY OF GUARANTY............................................................................   20
     44.  CONFIDENTIALITY.................................................................................   20
     45.  SIGNAGE/ENTRY WAY FEATURE.......................................................................   21
     46.  CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL....................................................   21
     47.  UTILITY PROVIDERS...............................................................................   21
     48.  ASSOCIATION.....................................................................................   21
     49.  VENDING MACHINES................................................................................   21

EXHIBIT(S)

Exhibit "A" Floor Plan
Exhibit "B" Work Letter
Exhibit "C" Rules and Regulations

                         Basic Lease Information Rider

                          Blue Lake Corporate Center

                                Standard Lease


PREAMBLE    Date of Lease: September 23, 1997

PREAMBLE    Landlord:  BLUE LAKE, LTD., a Florida limited partnership.

PREAMBLE Tenant: HIWAY TECHNOLOGIES, INC., a Florida corporation. Landlord acknowledges that Rapidsite, Inc., a Florida corporation, which is a wholly owned subsidiary of the Tenant, will occupy the Premises with Tenant.

SECTION 1   Premises: _____________________________________, being a portion of
            Northeast Quadrant of Building 12, as shown on EXHIBIT "A", of Blue Lake Corporate Center, 1000 Yamato Road, Boca Raton, Florida 33431.

SECTION 1 Net Rentable Area of Premises: approximately 44,000 usable square feet, multiplied by an add-on factor of fifteen (15%) percent, which equates, prior to possible subsequent enlargement of the usable square footage as hereinafter provided, to approximately 50,600 rentable square feet. The Net Rentable Area set forth above is stipulated and agreed by the parties; provided, however, that within ten (10) days after substantial completion of the Improvements to the Premises, either Landlord or Tenant shall be entitled to have the Premises measured in accordance with BOMA Standards (ANSI Z65.1-
            1996). Following such measurement, if it is determined that in fact the Premises contain other than the Net Rentable Area set forth above, Base Rent, Tenant's Share, and any other provision which is based on the amount of square footage leased by Tenant shall be ratably modified. The Net Rentable Area of the Premises leased by the Tenant shall be hereinafter enlarged, as applicable, to include the square footage of restrooms, electrical and mechanical rooms and space on which the Tenant places generators and fuel tanks or to which Tenant has been granted exclusive use, all as further identified and reflected on Exhibit "A" attached hereto which is subject to further modification in the event additional square footage is allocated to Tenant. In the event that additional square footage is allocated to Tenant, such square footage shall be multiplied by the add-on factor of 15% in each instance. The parties hereto agree to execute an Addendum reflecting any increase in the usable square footage of the Premises for Tenant's utilization of restrooms, mechanical rooms, electrical rooms and generator space.

SECTION 2 Commencement Date: The Commencement Date of this Lease shall be the date of execution date of this Lease. Upon execution of this Lease and all addenda thereto, and the delivery of appropriate lien waivers and insurance certificates by Landlord and Tenant, Tenant shall be provided access to the Premises by Landlord in order to prepare the Premises for their use as provided hereunder. However, the Tenant's obligation to make rent payments shall initiate on February 1, 1998 which is, from time-to-time hereinafter referred to as the "Rent Commencement Date." The delivery of the Premises to the Tenant prior to February 1, 1998 shall not, however, constitute a change of the Rent Commencement Date of February 1, 1998. In addition, Landlord will be provided such access as needed for purposes of erecting demising walls and installation of separate meters.

SECTION 2 Expiration Date: Seven (7) years following the Rent Commencement Date of February 1, 1998; being January 31, 2005.

SECTION 2   Lease Term: Seven (7) years

SECTION 3 Base Rent in the First Lease Year shall be Seven and No/100ths Dollars ($7.00) per square foot of Rentable Area or Three Hundred Fifty Four Thousand Two Hundred and 00/100 Dollars ($354,200.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject; however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Twenty Nine Thousand Five Hundred Sixteen and 66/100ths Dollars ($29,516.66) (subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above) each together with applicable sales tax and applicable local taxes, beginning on the Commencement Date, EXCEPT THAT SO LONG AS TENANT FULLY COMPLIES WITH ALL TERMS OF THIS LEASE FOR THE ENTIRE TERM THEREOF, LANDLORD WILL DEFER AND THEN WAIVE BASE RENT FOR THE PERIOD OF TWELVE (12) MONTHS FROM THE COMMENCEMENT DATE ("RENT DEFERRAL"). Notwithstanding the foregoing, the first payment of Base Rent due hereunder shall be paid by Tenant on the earliest date on which this Lease has been signed by Landlord and Tenant. Each year commencing on the Commencement Date (or commencing on the first day of the first month following the Commencement Date if the Commencement Date is other than the first day of the month, in which event the First Lease Year shall include the period between the Commencement Date and the first month thereafter) or anniversary thereof is hereafter referred to as a "Lease Year."

            Base Year Overhead Rent shall be Four and 50/100ths Dollars ($4.50) per square foot of Rentable Area or Two Hundred Twenty Seven Thousand Seven Hundred and 00/100ths Dollars ($227,700.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the rentable square footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Eighteen Thousand Nine Hundred Seventy Five and

                                    PAGE I

                                 ------------

                           BLUE LAKE STANDARD LEASE

            No/100ths Dollars ($18,975.00), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the Commencement Date. Increases in "Controllable" Operating Expenses are subject to year-to-year maximum increases as more specifically provided in Paragraph 3B of this Lease. However, notwithstanding the foregoing, provided that so long as Tenant fully complies with all terms of this Lease for the entire Term thereof, Landlord will defer and then waive Base Overhead Rent in months one (1) through twenty-four (24), inclusive, as to 10,350 Rentable Square Feet and Base Overhead Rent shall, in months one (1) through twenty-four (24), be paid only on 40,250, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, Rentable Square Feet or One Hundred Eighty One Thousand One Hundred Twenty Five and 00/100ths Dollars ($181,125.00) per annum, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, payable monthly, in advance without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Fifteen Thousand Ninety Three and 75/100ths Dollars ($15,093.75), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the First Lease Year.

            Base Year Rent in the Second Lease Year shall be Seven and No/100ths Dollars ($7.00) per square foot of Rentable Area or Three Hundred Fifty Four Thousand Two Hundred and 00/100 Dollars ($354,200.00) per annum (based upon the approximated Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above ) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Twenty Nine Thousand Five Hundred Sixteen and 66/100ths Dollars ($29,516.66), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the Second Lease Year. However, notwithstanding the foregoing, provided that so long as Tenant fully complies with all terms of this Lease for the entire Term hereof, Landlord will defer and then waive Base Rent during the Second Lease Year as to 15,600 Rentable Square Feet, and Base Rent shall be applied against only 35,000 Rentable Square Feet, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, so as to provide that in the Second Lease Year, based upon the foregoing accommodation, the annual Base Rent during the Second Lease Year shall be the sum of Two Hundred Forty Five Thousand and No/100ths Dollars ($245,000.00) per year payable monthly in advance, without deduction or offset, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Twenty Thousand Four Hundred Sixteen and 66/100ths Dollars ($20,416.66), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the Second Lease Year.

            Base Rent in the Third Lease Year shall be Seven and 35/100ths Dollars ($7.35) per square foot of Rentable Area or Three Hundred Seventy One Thousand Nine Hundred Ten and 00/100ths Dollars ($371,910.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Thirty Thousand Nine Hundred Ninety Two and 50/100 Dollars ($30,992.50), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in
            Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the Third Lease Year.

            Base Rent in the Fourth Lease Year shall be Seven and 72/100ths Dollars ($7.72) per square foot of Rentable Area or Three Hundred Ninety Thousand Six Hundred Thirty Two and 50/100ths Dollars ($390,632.50) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Thirty Two Thousand Five Hundred Fifty Two and 67/100 Dollars ($32,552.67), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in
            Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the Fourth Lease Year.

            Base Rent in the Fifth Lease Year shall be Eight and 11/100ths Dollars ($8.11) per square foot of Rentable Area or Four Hundred Ten Thousand Three Hundred Sixty Six and 06/100ths Dollars ($410,366.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Thirty Four Thousand One Hundred Ninety Seven and 17/100ths Dollars ($34,197.17), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the Fifth Lease Year.

            Base Rent in the Sixth Lease Year shall be Eight and 52/100ths Dollars ($8.52) per square foot of Rentable Area or Four Hundred Thirty Thousand One Hundred Twelve and 00/100ths Dollars ($431,112.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the rentable square footage as provided in Section 1 above) per year, payable monthly,

                                    PAGE II

                                 --------------

                           BLUE LAKE STANDARD LEASE
            in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Thirty Five Thousand Nine Hundred Twenty Six and 00/100ths Dollars ($35,926.00), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the Sixth Lease Year.

            Base Rent in the Seventh Lease Year shall be Eight and 95/100ths Dollars ($8.95) per square foot of Rentable Area or Four Hundred Fifty Two Thousand Eight Hundred Seventy and 00/100ths Dollars ($452,870.00) per annum (based upon the stipulated approximate Rentable Area set forth above, subject, however, to adjustment in the instance of a change in the rentable square footage as provided in Section 1 above) per year, payable monthly, in advance, without deduction or offset, on the first day of each calendar month together with applicable sales tax and applicable local taxes, in equal installments of Thirty Seven Thousand Seven Hundred Thirty Nine and 17/100ths Dollars ($37,739.17), subject, however, to adjustment in the instance of a change in the Rentable Square Footage as provided in Section 1 above, each together with applicable sales tax and applicable local taxes, beginning on the first day of the Seventh Lease Year.


SECTION 3 Tenant's Share: 2.8375%. Landlord and Tenant acknowledge that Tenant's Share has been obtained by taking the Net Rentable Area of the Premises and dividing such number by 1,783,240 square feet, and multiplying such quotient by 100. In the event Tenant's Share is changed during a calendar year by reason of a change in the Net Rentable Area of the Premises, Tenant's Share shall thereafter mean the result obtained by dividing the new Net Rentable Area of the Premises by 1,783,240 and multiplying such quotient by 100.


Section 4 Security Deposit Received: Waived, based on financial information provided by Tenant
            Date Received: N/A

            Prepaid First Month's Rent: $ As provided in Lease.
                                          --------------------

            Prepaid First Month's Overhead Rent (together with Florida sales tax computed at 6%): $15,999.38

            Prepaid Last Month's Rent:   WAIVED


SECTION 5 Use of Premises: Corporate headquarters, administrative offices and data center.

            Tenant's Address for Notices Prior to Commencement Date:

            HIWAY TECHNOLOGIES, INC.
            6401 Congress Avenue, Suite 110
            Boca Raton, Florida 33487

            Tenant's Address for Notices After Commencement Date:

            HIWAY TECHNOLOGIES, INC.
            As provided above
            -------------------------
            -------------------------
            Boca Raton, Florida 33431

            Tenant
            The Premises

            Landlord's Address for Notices:
            c/o Blue Lake, Ltd.
            1800 Corporate Boulevard, Suite 300
            Boca Raton, Florida 33431
            Attn: Mr. Michael D. Masanoff

            With copies to:

            Mandel, Simowitz, Weisman, Kirschner & Diaz, P.A.
            2101 Corporate Boulevard, N.W., Suite 300
            Boca Raton, Florida 33431
            Attn: Mitchell B. Kirschner, Esquire

SECTION 15 Amount of General Comprehensive Liability Insurance: $1,000,000.00 per occurrence - $3,000,000.00 in the aggregate, together with an environmental pollution policy in the sum of not less than $3,000,000.00, to be delivered to the Landlord in the event the Tenant elects to place fuel storage tanks on or about the Premises.

SECTION 39  Tenant's Real Estate Broker: CB Commercial Real Estate Group, Inc.,
            Attn: Jeffrey M. Kelly

            Landlord's Real Estate Broker: Blue Lake Realty, Inc.

                                   PAGE III

                                 ------------

                           BLUE LAKE STANDARD LEASE

SECTION 40     Guarantor(s): None

WORK LETTER:

PARAGRAPH 1.7  Tenant's Construction Agent: Scott Adams

             Certain of the information relating to the Lease, including many of the principal economic terms, are set forth in the foregoing Basic Lease Information Rider (the "BLI Rider"). The BLI Rider and the Lease are, by this reference, hereby incorporated into one another. In the event of any direct conflict between the terms of the BLI Rider and the terms of the Lease, the BLI Rider shall control. Where the Lease simply supplements the BLI Rider and does not conflict directly therewith, the Lease shall control.



                      THIS SPACE INTENTIONALLY LEFT BLANK
                           SIGNATURE PAGE TO FOLLOW

                                    PAGE IV

                                 ------------

                           BLUE LAKE STANDARD LEASE

          IN WITNESS WHEREOF, Landlord and Tenant have signed this BLI Rider as of this 23 day of September, 1997.
        --


WITNESSES:                                 "TENANT"

/s/ Colleen Spinelli                       HIWAY TECHNOLOGIES, INC.
-----------------------------              a Florida corporation
/s/ Jason R. Carres
-----------------------------
(As to Tenant)                             By:  /s/ Scott H. Adams
                                               ------------------------
                                                 Scott Adams, President



WITNESSES:                                 "LANDLORD"

/s/ Colleen Spinelli                       BLUE LAKE, LTD., a Florida limited
-----------------------------              partnership
/s/ Jason R. Carres
-----------------------------              By: Blue Lake, Inc., a Florida
                                           corporation, its sole general partner

                                           By:  /s/ Michael D. Masanoff E.V.P.
                                               -------------------------------
                                               Its Executive Vice President

                                    PAGE V

                                 ------------

                           BLUE LAKE STANDARD LEASE

                          Blue Lake Corporate Center

                                Standard Lease


     This Lease ("Lease") is made as of the 23 day of September, 1997, by and between BLUE LAKE, LTD., a Florida limited partnership ("Landlord") and HIWAY TECHNOLOGIES, INC. a Florida corporation, ("Tenant").

                             W I T N E S S E T H:

     1.    PREMISES; BUILDING; AND COMMON AREAS PREMISES; BUILDING; AND COMMON
AREAS

     Landlord leases to Tenant and Tenant leases from Landlord the Premises described in the Basic Lease Information Rider (the "BLI Rider") attached to the front of this Lease and incorporated into this Lease by this reference, and as more particularly shown on the floor plan attached hereto as Exhibit "A" and by this reference incorporated herein ("Premises") . The parties hereby agree that the Premises contain the number of Net Rentable Area set forth in the BLI Rider. The Premises constitute a portion of the office building campus, including parking spaces, driveways, walkways, drainage systems, utility systems, greenspace areas, and other elements of the Blue Lake Corporate Center (collectively the "Building"). In addition to the Premises, Tenant has the right to use, in common with others, the lobby, public entrances, public stairways, public areas and public elevators of the Building (the "Common Areas"). The Common Areas serving the Building, will at all times be subject to Landlord's exclusive control and management in accordance with the terms and provisions of this Lease.

     2.    LEASE TERM; LEASE DATE

           A. General. The lease term ("Lease Term") is for the period of time set forth in the BLI Rider, commencing on the Lease commencement date set forth in the BLI Rider ("Commencement Date") and ending on the Lease expiration date set forth in the BLI Rider ("Expiration Date"). Tenant's obligation to pay all rent, including Base Rent, Overhead Rent and Additional Rent, (collectively, "Rent"), as such terms are hereafter defined, will commence on the Commencement Date.

           B. RENEWAL OPTION. LANDLORD GRANTS TO TENANT AN OPTION (THE "OPTION") TO EXTEND THE TERM OF THIS LEASE FOR ONE ADDITIONAL PERIOD OF FIVE (5) YEARS (THE "RENEWAL TERM") UNDER THE TERMS SET FORTH BELOW. TENANT SHALL NOT BE ENTITLED TO EXERCISE THE OPTION UNLESS EACH OF THE FOLLOWING CONDITIONS SHALL BE FULLY SATISFIED AT THE TIME OF ITS EXERCISE: (i) THE LEASE SHALL BE IN FULL FORCE AND EFFECT; (ii) THE SAME ENTITY ORIGINALLY NAMED IN THIS LEASE SHALL BE IN POSSESSION OF THE ENTIRE PREMISES, NOTWITHSTANDING AN AMENDMENT TO THE ENTITY'S NAME AS REFLECTED IN ARTICLES OF AMENDMENT FILED WITH THE FLORIDA SECRETARY OF STATE; AND (iii) TENANT SHALL NOT THEN BE IN DEFAULT UNDER ANY OF THE MATERIAL TERMS, PROVISIONS, COVENANTS OR CONDITIONS OF THE LEASE. IN ORDER TO EXERCISE THE OPTION, TENANT MUST FIRST MAKE WRITTEN DEMAND UPON LANDLORD NOT LESS THAN SIX (6) MONTHS PRIOR TO THE EXPIRATION DATE OF THE INITIAL LEASE TERM OR THE RENEWAL TERM FOR DELIVERY OF LANDLORD'S DETERMINATION OF MARKET RENT, AS DEFINED BELOW. BASE RENT FOR THE RENEWAL TERM SHALL BE EQUAL TO THEN MARKET RENT, AS DETERMINED IN ACCORDANCE WITH THIS SECTION ("MARKET RENT"). WITHIN THIRTY (30) DAYS FOLLOWING ITS RECEIPT OF TENANT'S DEMAND, LANDLORD SHALL ADVISE TENANT OF MARKET RENT FOR EACH YEAR OF THE RENEWAL TERM. MARKET RENT (INCLUDING ESCALATIONS FOR SUCCESSIVE YEARS OF THE RENEWAL TERM) SHALL BE DETERMINED BY LANDLORD IN ITS REASONABLE JUDGMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE BASE YEAR (DEFINED BELOW) FOR THE PERTINENT RENEWAL TERM SHALL BE THE FIRST YEAR OF THE RENEWAL TERM. LANDLORD'S DETERMINATION SHALL BE BASED, AS LANDLORD REASONABLY DEEMS APPROPRIATE, UPON THEN CURRENT AND PROJECTED RENTS FOR SPACE IN THE BUILDING, ADJUSTED FOR ANY SPECIAL CONDITIONS APPLICABLE TO SUCH SPACE AND LEASES, FOR LOCATION, LENGTH OF TERM, AMOUNT OF SPACE AND OTHER FACTORS LANDLORD DEEMS RELEVANT IN COMPUTING RENTS FOR SPACE IN THE BUILDING, INCLUDING ADJUSTMENTS FOR ANTICIPATED INFLATION. IF TENANT DISPUTES LANDLORD'S DETERMINATION OF MARKET RENT, LANDLORD SHALL DISCLOSE TO TENANT ALL OF THE DATA, FACTORS AND OTHER INFORMATION UPON WHICH LANDLORD'S DETERMINATION WAS BASED, AND LANDLORD SHALL IN GOOD FAITH NEGOTIATE WITH TENANT IN ORDER TO ARRIVE AT A MARKET RENT WHICH IS ACCEPTABLE TO BOTH OF THEM. ANY AGREEMENT OF LANDLORD AND TENANT REGARDING THE AMOUNT OF MARKET RENT SHALL BE IN WRITING SIGNED BY THEM WITHIN THIRTY (30) DAYS AFTER THE DATE TENANT WAS FIRST ADVISED BY LANDLORD OF ITS INITIAL DETERMINATION OF MARKET RENT, IN WHICH EVENT TENANT SHALL BE DEEMED TO HAVE EXERCISED THE OPTION. IF LANDLORD AND TENANT ARE UNABLE TO AGREE UPON MARKET RENT IN WRITING WITHIN SUCH THIRTY (30) DAY PERIOD, TENANT MAY NEVERTHELESS EXERCISE ITS OPTION BY NOTIFYING LANDLORD, WITHIN 30 DAYS FROM THE DATE ON WHICH TENANT WAS FIRST ADVISED BY LANDLORD OF ITS INITIAL DETERMINATION OF MARKET RENT, THAT TENANT HAS ELECTED TO EXERCISE THE OPTION AT THE MARKET RENT DETERMINED BY LANDLORD SUBJECT TO A RESERVATION OF TENANT'S RIGHT TO ARBITRATE LANDLORD'S DETERMINATION OF MARKET RENT IN ACCORDANCE WITH THIS SECTION. IF TENANT EXERCISES THE OPTION AS PROVIDED, THE TERMINATION DATE OF THE LEASE SHALL BE EXTENDED FOR A PERIOD OF FIVE (5) YEARS AND BASE RENT SHALL BE ADJUSTED TO MARKET RENT. IF TENANT SHALL FAIL TO TIMELY EXERCISE THE OPTION AS PROVIDED, TENANT SHALL BE DEEMED TO HAVE WAIVED ITS RIGHT TO EXERCISE THE OPTION AND TO OCCUPY THE PREMISES BEYOND THE INITIAL TERM OF THE LEASE. IF THE PARTIES CANNOT AGREE IN WRITING ON MARKET RENT AND TENANT TIMELY EXERCISES THE OPTION, THEN WITHIN THIRTY (30) DAYS AFTER TENANT'S EXERCISE OF THE OPTION, TENANT AND LANDLORD SHALL EACH SELECT A LICENSED REAL ESTATE BROKER WITH AT LEAST TEN (10) YEARS SUBSTANTIAL COMMERCIAL LEASING EXPERTISE PARTICULARLY IN THE THIS AREA OF PALM BEACH COUNTY, FLORIDA AND NOTIFY THE OTHER PARTY OF SUCH SELECTION, AND THE SELECTED BROKERS SHALL IN TURN SELECT A SIMILAR THIRD BROKER WHO WILL DETERMINE MARKET RENT. IF THE BROKERS ARE UNABLE TO AGREE ON A THIRD BROKER WITHIN SIXTY
(60) DAYS AFTER TENANT'S EXERCISE OF THE OPTION, MARKET RENT SHALL BE DETERMINED BY SUIT FOR DECLARATORY RELIEF. THE COST OF THE THIRD BROKER AND ANY COURT COSTS SHALL BE SHARED EQUALLY BY THE PARTIES. IF EITHER PARTY FAILS TO TIMELY SELECT A BROKER AND NOTIFY THE OTHER PARTY OF SUCH SELECTION, THE OTHER PARTY'S TIMELY SELECTED BROKER SHALL UNILATERALLY DETERMINE MARKET RENT. IF TENANT ELECTS TO EXERCISE THE OPTION SUBJECT TO ITS RESERVATION TO CONTEST MARKET RENT, TENANT SHALL NONETHELESS ON THE COMMENCEMENT OF THE RENEWAL TERM BEGIN PAYING BASE RENT AT THE MARKET RATE DETERMINED BY LANDLORD. IF MARKET RENT IS ULTIMATELY DETERMINED TO BE OTHER THAN THE AMOUNT INITIALLY DETERMINED BY LANDLORD, THE NEXT DUE PAYMENT OR PAYMENTS OF RENT SHALL BE APPROPRIATELY ADJUSTED TO REFLECT SUCH OVERPAYMENT OR UNDERPAYMENT RETROACTIVE TO COMMENCEMENT OF THE RENEWAL TERM.]

     3.    RENT

           A. Base Rent. During the Lease Term, Tenant will pay as the base rent for the Premises ("Base Rent") the amounts set forth in the BLI Rider, with same being payable without demand, setoff or deduction, in advance, on or before the

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                                 ------------

                           BLUE LAKE STANDARD LEASE
first day of each month, in equal monthly installments of the amounts set forth in the BLI Rider plus applicable sales and other such taxes as are now or later enacted. All payments of Base Rent, Overhead Rent, Security Deposits, and any other sums due from Tenant under this Lease shall be made by Federal wire transfer to such account as may be designated (or re-designated from time to time) by Landlord's written notice.

           B. Overhead Rent. Beginning on the Commencement Date, Tenant shall pay Tenant's Share, as defined in the BLI Rider, of (i) the total amount of the annual Operating Expenses (as hereafter defined) and (ii) the total amount of Taxes (as hereafter defined). As used herein, "Overhead Rent" means the total of Tenant's allocated Share of Operating Expenses and Taxes. The Overhead Rent for the Base Year shall be set at Four and 50/100ths Dollars ($4.50) per square foot of Rentable Area ("Base Year Overhead Rent"). In no event shall the Overhead Rent to be paid by Tenant in any calendar year be less than the Base Year Overhead Rent. However, in no event shall the Tenant's Share of the Controllable Operating Expenses be increased more than ten (10%) percent from that charged to the Tenant as part of Overhead Rent for the immediately preceding calendar year. Increases in Operating Expenses that are not deemed controllable as defined hereunder shall not be limited by the foregoing sentence. Controllable Operating Expenses do not include (i) Taxes, (ii) utility charges and fees (including but not limited to water, sewer, electrical, telephone, chilled water and heating, ventilating and air conditioning charges, cable communications and the like),
(iii) service, vendor and other third-party contracts, including but not limited to maintenance, landscaping, security and similar contracts, and (iv) premiums for insurance. Prior to each subsequent calendar year, beginning with the calendar year immediately following the Base Year, Landlord shall, in advance, reasonably estimate for each such calendar year the total amount of the Overhead Rent. In no event shall the Overhead Rent to be paid by the Tenant in any calendar year be less than the Base Year Overhead Rent. One-twelfth (1/12) of the estimated Overhead Rent shall be payable monthly, along with the monthly payment of the Base Rent. On or before March 31 following a calendar year for which Overhead Rent is payable hereunder, Landlord shall use reasonable efforts to provide Tenant with a reconciliation statement showing the amount of the actual components of Overhead Rent for the previous calendar year. If the reconciliation statement reflects an underpayment in either component of Overhead Rent, Landlord shall also deliver to Tenant an invoice which Tenant shall pay within thirty (30) days following receipt of such invoice or with the due date of its next monthly payment of Rent, whichever shall first occur. If the reconciliation statement reflects an overpayment in either component of Overhead Rent, Tenant shall be entitled to either, at Landlord's option, a credit against the next payment(s) of Rent in an amount equal to the overpayment, or a refund check from Landlord for such overpayment. For a period of thirty (30) days after receipt of the reconciliation statement, Tenant shall have the right, upon reasonable advance notice, to visit Landlord's office in the Building during Business Hours, as hereafter defined, to inspect its books and records concerning the Overhead Rent, and within such thirty (30) day period to deliver any specific written objections to Landlord with respect to any actual overpayment. If Tenant fails to deliver a specific written objection within such thirty (30) day period, Tenant shall have waived Tenant's right to object to or make any claim for return of any overpayment and shall have waived its right to perform any further inspection of the Landlord's book and records. When calculating annual Taxes, such calculation shall, with respect to ad valorem taxes, be calculated with reference to the gross amount set forth in the official tax bill issued by the appropriate taxing authorities, irrespective of the amount actually paid by Landlord for such calendar year in light of a protest or dispute over the amount of such Taxes. In the event the Taxes for any calendar year are in fact contested by Landlord, however, ultimately the amount payable for that calendar year shall be the amount found to be payable in a final determination, whether such final determination is in the form of a pronouncement from the appropriate tribunal or a settlement, together with attorneys' fees and costs, appraisal costs and other fees and costs incurred by the Landlord in protesting or contesting the amount of such Taxes. The delivery of the aforedescribed projection statement after January 1 and/or the reconciliation after March 31 shall not be deemed a waiver of any of Landlord's rights to collect monies and/or a waiver of any of the duties and obligations of Tenant as described in this section or as provided elsewhere in the Lease. As used in this paragraph 3., the following terms shall have the following meanings:

               (1) The term "Operating Expenses" shall mean (i) any and all costs of ownership, management, operation, repair and maintenance of the Building, including, without limitation, wages, salaries, professionals' fees, taxes, insurance, benefits and other payroll burdens of all employees, Building Management fee, Common Area janitorial, maintenance, guard and other services, building management office rent or rental value, power, fuel, water, waste disposal, chilled water and hearing, ventilating and air conditioning charges, landscaping care, lighting, garbage removal, window cleaning, system maintenance, parking area care, fees and assessments paid to or on behalf of the "Association" (as later defined herein), and any and all other utilities not separately metered for the Premises or a portion thereof, materials, supplies, maintenance, repairs, insurance applicable to the Building and Landlord's personal property and depreciation on personal property, and (ii) the cost (amortized over such reasonable period as Landlord shall determine together with interest at the rate of fifteen percent (15%) per annum on the unamortized balance) of any capital improvements made to the Building by Landlord after the date of this Lease that reduce Operating Expenses or made to the Building by Landlord after the date of this Lease that are required under any governmental law or regulation; provided, however, that Operating Expenses shall not include real property taxes, depreciation on the Building other than depreciation on carpeting and wallcovering in public corridors and Common Areas, costs of tenants' improvements, real estate broker's commissions, interest and capital items other than those referred to in subsection (ii) above. Landlord shall maintain accounting books and records in accordance with sound accounting principles. In determining the amount of Operating Expenses for any calendar year, (i) if less than one-hundred percent (100%) of the Building shall have been occupied by tenants and fully used by them, Operating Expenses shall be increased to an amount equal to the like operating expenses which would normally be expected to be incurred had such occupancy been one-hundred percent (100%) and had such full utilization been made during the entire period or (ii) if Landlord is not furnishing particular work or services (the cost of which if performed by Landlord would constitute an Operating Expense) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional expense which would reasonably have been incurred during such period by Landlord had Landlord furnished such work or service to such tenant. Landlord hereby agrees to deduct each calendar year from the amount of the Operating Expenses the total amount of any and all sums, amounts or charges paid by Tenant or other tenants of the Building directly to Landlord or its agent for specific tenant requested services or specific utility charges, if applicable.

               (2) The term "Taxes" shall mean the gross amount of all impositions, taxes, assessments (special or otherwise), water and sewer assessments and other governmental liens or charges of any and every kind, nature and sort whatsoever, ordinary and extraordinary, foreseen and unforeseen, and substitutes therefor, including all taxes whatsoever (except for taxes for the following categories which shall be excluded from the definition of Taxes: any inheritance, estate, succession, transfer or gift taxes imposed upon Landlord or any income taxes specifically payable by Landlord as a separate tax-paying entity without regard to Landlord's income source as arising from or out

                                 ------------

                           BLUE LAKE STANDARD LEASE
of the Building and/or the land on which it is located) attributable in any manner to the Building, the land on which the Building is located or the rents (however the term may be defined) receivable therefrom, or any part thereof, or any use thereon, or any facility located therein or used in conjunction therewith or any charge or other amount required to be paid to any governmental authority, whether or not any of the foregoing shall be designated "real estate tax", "sales tax", "rental tax", "excise tax", "business tax", or designated in any other manner.

     Tenant hereby agrees that the Overhead Rent from time to time computed by Landlord shall be final and binding for all purposes of this Lease unless, within thirty (30) days after Landlord provides Tenant with written notice of the amount thereof, Tenant provides Landlord with written notice (i) disputing the mathematical accuracy of such amount (the "Disputed Amount"), (ii) designating an attorney or accountant, reasonably acceptable to Landlord, and appointed by Tenant, at its sole cost and expense, to review the mathematical accuracy of the Disputed Amount with Landlord and/or its designated representatives and (iii) confirming that the Disputed Amount shall not be subject to adjustment, and agreeing to pay all of Landlord's costs and expenses in connection with such review, including attorneys' fees and accountants' fees, unless as a result thereof the Disputed Amount is demonstrated to reflect a mathematical error in excess of five percent (5%) of the amount actually due from Tenant. Landlord hereby agrees, in the event it receives such notice from Tenant, to cooperate in promptly completing such review and promptly refunding any portion of the Disputed Amount which exceeds the amount actually due from Tenant. Tenant shall have no right to audit Overhead Rent unless such is in excess of Base Year Overhead Rent. Such an audit shall be at Tenant's expense, at any time within ninety (90) days after Landlord's annual statement is delivered to Tenant for such calendar year, provided, that Tenant shall give Landlord not less than thirty (30) days prior written notice of any such audit AND SIGN A CONFIDENTIAL NON-DISCLOSURE AGREEMENT PRIOR TO THE AUDIT.

           C. Late Charge. Except as specifically provided in this subsection C, Tenant covenants and agrees to pay a late charge in the amount of Five (5.0%) percent of any payment of Rent not received by Landlord on or before the date when same is due. Tenant shall also pay Landlord interest at a rate equal to eighteen percent (18%) per annum accruing on any Rent(s) outstanding. Tenant shall pay Landlord any such late charge(s) or interest within five (5) days after Landlord notifies Tenant of same. However, notwithstanding the foregoing, Tenant shall not be required to pay the late charge for the first two (2) late payments in any twelve (12) month period during the Lease Term provided that the Tenant shall cause any late payments to be delivered to the Landlord within two
(2) business days after Tenant's receipt of notice from Landlord that Landlord has not received same.

           D. Definition of Rent. The term "Rent" shall refer collectively to Base Rent, Overhead Rent and Additional Rent. The term "Additional Rent" is sometimes used herein to refer to any and all other sums payable by Tenant hereunder, including, but not limited to, parking charges and sums payable on account of default by Tenant. All Rent shall be paid by Tenant without offset, demand or other credit, and shall be payable only in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. All sums payable by Tenant hereunder by check shall be obtained against a financial institution located in the United States of America. The Rent shall be paid by Tenant at the Building management office located in the Building or elsewhere as designated by Landlord in writing to Tenant. Any Rent payable for a portion of a month shall be prorated based upon the number of days in the applicable calendar month.

           E. Rent Taxes. In addition to Base Rent and Overhead Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other similar charges now existing or hereafter imposed, based upon the privilege of leasing the space leased hereunder or based upon the amount of rent collected therefor.

           F. Commencement other than First Day. If Tenant's possession of the Premises commences on any day other than the first day of the month, Tenant shall occupy the Premises under the terms of this Lease and the pro rata portion of the Rent shall be paid by Tenant; provided, however, that in such an event the Commencement Date, for the purposes of this Lease, shall be deemed to be the first day of the month immediately following the month in which possession is given.

           G. Overhead Rent after Expiration Date. Overhead Rent for the final months of this Lease is due and payable even though it may not be calculated until subsequent to the Expiration Date of the Lease. Tenant expressly agrees that Landlord, at Landlord's sole discretion, may apply the Security Deposit, as defined in the BLI Rider, in full or partial satisfaction of any Overhead Rent due for the final months of this Lease. If said Security Deposit is greater than the amount of any such Overhead Rent and there are no other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease, then Landlord shall refund the balance of said Security Deposit to Tenant as provided herein. Nothing herein contained shall be construed to relieve Tenant, or imply that Tenant is relieved, of the liability for or the obligation to pay any Overhead Rent due for the final months of this Lease by reason of the provisions of this paragraph, nor shall Landlord be required first to apply said Security Deposit to such Overhead Rent if there are any other sums or amounts owed Landlord by Tenant by reason of any other terms, provisions, covenants or conditions of this Lease.

     4.    SECURITY DEPOSIT; SECURITY INTEREST

           A. Security Deposit. No Security Deposit is initially required by the Landlord to be funded by the Tenant in consideration and reliance of
financial documentation submitted by the Tenant.   If a Security Deposit is
later required to be provided by Tenant, such will be retained by Landlord as security for the payment by Tenant of the Rent and Additional Rent and for the faithful performance by Tenant of all the other terms and conditions of this Lease. In the event Tenant fails to faithfully perform the terms and conditions of this Lease, Landlord, at Landlord's option, may at any time apply the Security Deposit or any part thereof toward the payment of the Rent and/or Additional Rent and/or toward the performance of Tenant's obligations under this Lease; in such event, within five (5) days after notice, Tenant will deposit with Landlord funds sufficient to restore the Security Deposit to its original amount. The Security Deposit is not liquidated damages. Landlord will return the unused portion of the Security Deposit to Tenant within sixty (60) days after the Expiration Date if Tenant is not in violation of any of the provisions of this Lease. Landlord may (but is not obligated to) exhaust any or all rights and remedies against Tenant before resorting to the Security Deposit. Landlord will not be required to pay Tenant any interest on the Security Deposit nor hold same in a separate account. If Landlord sells or otherwise conveys the Building, Landlord will deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner Tenant will look to the new owner only and not to Landlord for its return upon expiration of the Lease Term. If Tenant assigns this Lease with the consent of Landlord, the Security Deposit will remain with Landlord for the benefit of the new tenant and will be returned to such tenant upon the same conditions as would have entitled Tenant to its return.

           B. Security Interest. In addition to any statutory lien granted to landlords under the laws of Florida, Landlord shall have, at all times, and Tenant hereby grants and

                                 ------------

                           BLUE LAKE STANDARD LEASE
agrees to grant Landlord a valid security interest to secure payment of all Base Rent, Overhead Rent and Additional Rent and all other sums payable under this Lease as Rent becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, equipment, fixtures, furniture, improvements, inventory, chattel, and other personal property of Tenant presently, or which may hereafter be situated within the Premises whether now owned or hereafter acquired, and all proceeds therefrom, including, without limitation, insurance proceeds (collectively "Personal Property"), and such Personal Property shall not, during any period a default exists, be removed from the Premises without the prior consent of Landlord, which consent may be withheld in Landlord's sole discretion, until all arrearages in Rent, as well as any and all other sums of money then due to Landlord hereunder, shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. In the event of a default by Tenant hereunder, Landlord may, in addition to any other remedies provided elsewhere herein or allowed by law, all of which are cumulative, enter upon the Premises and take possession of any and all Personal Property of Tenant situated within the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase such Personal Property unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least five
(5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the Personal Property (including, without limitation, reasonable attorneys' fees and legal expenses) shall be applied as a credit against the indebtedness secured by the security interest granted in this Section. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Contemporaneous with the execution of this Lease, and, at any other time during the Lease Term if requested by Landlord, Tenant shall execute and deliver to Landlord Uniform Commercial Code financing statements in sufficient form so that when properly filed, the security interest hereby given shall thereupon be perfected. If requested hereafter by Landlord, Tenant shall also execute and deliver to Landlord Uniform Commercial Code financing statement change instruments in sufficient form to reflect any proper amendment or modification in or extension of the aforesaid contract lien and security interest hereby granted. Landlord shall, in addition to all of its rights hereunder, also have all of the rights and remedies of a secured party under the Uniform Commercial Code as applicable in Florida.

     5.   USE

          A. General. Tenant will use and occupy the Premises solely for the operation of the business set forth in the BLI Rider and for no other use whatsoever. Tenant acknowledges that its type of business, as above specified, is a material consideration for Landlord's execution of this Lease. Tenant will not commit waste upon the Premises nor suffer or permit the Premises or any part of them to be used in any manner, or suffer or permit anything to be done in or brought into or kept in the Premises or the Building, which would: (i) violate any law or requirement of public authorities, (ii) cause injury to the Building or any part thereof, (iii) annoy or offend other tenants or their patrons or interfere with the normal operations of HVAC, plumbing or other mechanical or electrical systems of the Building or the elevators installed therein, (iv) constitute a public or private nuisance, or (v) alter the appearance of the exterior of the Building or of any portion of the interior other than the Premises pursuant to the provisions of this Lease. Tenant agrees and acknowledges that Tenant shall be responsible for obtaining, and for any and all costs of obtaining, any special amendments to the certificate of occupancy for the Premises and/or the Building and any other governmental permits, authorizations or consents required solely on account of Tenant's use of the Premises.

          B. Prohibited Uses. Notwithstanding anything to the contrary in this Lease or the BLI Rider, including but not limited to, the "Use of Premises" Section of the BLI Rider, Tenant hereby represents, warrants and agrees that Tenant's business is not and shall not be, and that Tenant shall not use the Premises or any part thereof, or permit the Premises or any part thereof to be used, [(i) FOR THE BUSINESS OF PHOTOGRAPHIC, MULTILITH OR MULTIGRAPH REPRODUCTIONS OR OFFSET PRINTING; (ii) FOR A RETAIL BANKING, TRUST COMPANY, DEPOSITORY, GUARANTEE OR SAFE DEPOSIT BUSINESS OPEN TO THE GENERAL PUBLIC, OR INDOOR AUTOMATED TELLER MACHINES, (iii) AS A SAVINGS BANK, A SAVINGS AND LOAN COMPANY OPEN TO THE GENERAL PUBLIC, (iv) FOR THE SALE TO THE GENERAL PUBLIC OF TRAVELERS CHECKS, MONEY ORDERS, DRAFTS, FOREIGN EXCHANGE OR LETTERS OF CREDIT OR FOR THE RECEIPT OF MONEY FOR TRANSMISSION, (v) AS A STOCK BROKER'S OR DEALER'S OFFICE OR FOR THE UNDERWRITING OR SALE OF SECURITIES OPEN TO THE GENERAL PUBLIC,
(vi) AS A RESTAURANT, CAFETERIA, BAR, OR AN ESTABLISHMENT FOR THE SALE OF CONFECTIONERY, SODA, BEVERAGES, SANDWICHES, ICE CREAM OR BAKED GOODS OR FOR THE PREPARATION, DISPENSING OR CONSUMPTION OF FOOD OR BEVERAGES IN ANY MANNER WHATSOEVER, (vii) AS A NEWS OR CIGAR STAND, (viii) AS AN EMPLOYMENT AGENCY, LABOR UNION OFFICE, PHYSICIAN'S OR DENTIST'S OFFICE, DANCE OR MUSIC STUDIO, SCHOOL (EXCEPT FOR THE TRAINING OF EMPLOYEES OF TENANT), (ix) AS A BARBER SHOP OR BEAUTY SALON, (x) FOR THE BUSINESS OF (A) OPERATING A SHARED OFFICE FACILITY, THAT IS, A BUSINESS WHICH SUBLEASES SPACE AND/OR OFFERS CENTRALIZED SERVICES TO SUBTENANTS OR CUSTOMERS ON A SHARED BASIS, SUCH AS SECRETARIAL, RECEPTIONIST, TELEPHONE, ETC., OR (B) FOR A FEE TO PERSONS INSIDE OR OUTSIDE OF THE BUILDING, PROVIDING AS A SERVICE WORD PROCESSING, SECRETARIAL, VIDEO CONFERENCING, CONFERENCE SERVICES, TELEPHONE ANSWERING, RECEPTIONIST OR MAIL RECEIPT SERVICES,
(xi) FOR ANY SERVICES OR USES TO THE GENERAL PUBLIC TO BE CONDUCTED ON THE PREMISES, (xii) AMATEUR RECREATIONAL USES OR MOVIE THEATERS, (xiii) RETAIL SALES, INCLUDING BUT NOT LIMITED TO DRUG STORES OR FLORISTS, OR (xiv) WAREHOUSING, SHOWROOM AND WHOLESALE USES. Nothing in this Section shall preclude Tenant from using any part of the Premises for photographic, multilith or multigraph reproductions to the extent that such uses are incidental to Tenant's own business or activities.

     6. ACCEPTANCE OF PREMISES; LANDLORD'S WORK. ACCEPTANCE OF PREMISES; LANDLORD'S WORK

          Tenant has examined the Premises and accepts delivery of the Premises in an "As-Is" condition. However, notwithstanding the foregoing, the Landlord shall, prior to occupancy by Tenant, and at Landlord's cost, erect demising walls and confirm to Tenant that mechanical service, electrical service, plumbing service are available to the Premises and that the roof and structure of the Premises are in good working order and exhibit no signs of any material defects. In addition thereto, the Landlord shall allow Tenant to utilize, without expense to Tenant, except for the costs incurred by Tenant in relocating the items to follow, as applicable, to the Premises from their situs at the Project, the following: (a) sufficient raised flooring to accommodate a 10,000 square foot raised floor computer floor, and (b) four (4) Liebert air handling units. Notwithstanding the foregoing, the Tenant hereby acknowledges that the items contained in subparagraphs (a) and (b) shall remain the property of the Landlord and, at the termination of this Lease, be returned to the Landlord in working condition, normal wear and tear excepted. All existing ceiling system and demountable partitions are to remain in the Premises at the time of the delivery of the Premises and may be utilized by Tenant without charge. Improvements, if any, to be made to the Premises by Tenant shall be made in
accordance with the Work Letter.   Landlord's

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                           BLUE LAKE STANDARD LEASE
published list of pre-approved general contractors for The Blue Lake Project shall have the exclusive right to bid for Tenant's construction contracts. Improvements, if any, to be made to the Premises by Landlord are specifically set forth in the Work Letter and there are no others. All leasehold improvements (as distinguished from trade fixtures and apparatus) installed in the Premises at any time, whether by or on behalf of Tenant or by or on behalf of Landlord, shall not be removed from the Premises at any time, unless such removal is consented to in advance by Landlord; and at the expiration of this Lease (either on the Termination Date or upon such earlier termination as provided in this Lease), all such leasehold improvements shall be deemed to be part of the Premises, shall not be removed by Tenant when it vacates the Premises, and title thereto shall vest solely in Landlord without payment of any nature to Tenant. All trade fixtures and apparatus (as distinguished from leasehold improvements) owned by Tenant and installed in the Premises shall remain the property of Tenant and shall be removable at any time, including upon the expiration of the Term; provided Tenant shall not at such time be in default of any terms or covenants of this Lease, and provided further, that Tenant shall repair any damage to the Premises caused by the removal of said trade fixtures and apparatus and shall restore the Premises to substantially the same condition as existed prior to the installation of said trade fixtures and apparatus. The taking of possession by Tenant (or any permitted assignee or subtenant of Tenant) of all or any portion of the Premises for the conduct of business will be deemed conclusive evidence that Tenant has found the Premises, and all of their fixtures and equipment, acceptable.



      7.  PARKING.  PARKING

          A. Reservations. Landlord has and reserves the right to alter the methods used to control parking and the right to establish such controls and rules and regulations (such as parking stickers to be affixed to vehicles) regarding parking that Landlord may deem desirable. Without liability, Landlord will have the right to tow or otherwise remove vehicles improperly parked, blocking ingress or egress lanes, or violating parking rules, at the expense of the offending tenant and/or owner of the vehicle. Tenant shall be afforded, on a non-exclusive basis, the use of five (5) parking spaces for each one thousand (1,000) square feet of Usable Square Feet leased, as located in the area shown in Exhibit "A-1".

          B. Conditions. Except as specifically provided in Paragraph 7(A) above, Tenant's right to use, and its right to permit its principals and guests to use, the parking facilities pursuant to this Lease are subject to the following conditions: (i) Landlord has made no representations or warranties with respect to the parking area, the number of spaces located therein or access thereto; (ii) Landlord reserves the right to reduce the number of spaces in the parking area by not more than ten percent (10%) of the then number of parking area spaces in the parking area and/or change access thereto; and none of the foregoing shall entitle Tenant to any claim against Landlord or to any abatement of Rent (or any part thereof); (iii) Landlord has no obligation to provide a parking lot attendant and Landlord shall have no liability on account of any loss or damage to any vehicle or the contents thereof, Tenant hereby agreeing to bear the risk of loss for same; (iv) Tenant, its agents, employees and invitees, shall park their automobiles and other vehicles only where and as designated from time to time by Landlord within the parking area; and (v) if and when so requested by Landlord, Tenant shall furnish Landlord with the license numbers of any vehicles of Tenant, its agents and employees.

     8.   BUILDING SERVICES.

          A. General. In general, the services set forth below will be provided by Landlord at a service level set, defined and regulated by Landlord consistent with office buildings of similar quality to and in the same immediate geographic area as the Building. During the Lease Term, the regular business hours ("Business Hours") of the Building will be 8:00 a.m. to 6:00 p.m., Monday through Friday, except holidays generally recognized by state and federal governments or as may be shortened in accordance with applicable policies or regulations adopted by any utility company servicing the Building or government. Landlord reserves the right to increase the Business Hours. However, notwithstanding the foregoing, in consideration of the nature of the Tenant's business, the Landlord acknowledges that the regular Business Hours of the Premises, as defined above, will be 7:00 a.m. to 7:00 p.m. The Building will be accessible to Tenant, its subtenants, agents, servants, employees, contractors, invitees or licensees (collectively, "Tenant's Agents") twenty-four hours per day, seven days per week except in the case of temporary closure due to emergencies, repairs, casualty, governmental or quasi-governmental requirements or as Landlord reasonably deems necessary in order to prevent damage or injury to person or property.

               (1)  Electricity:

               (a) Landlord shall, as the exclusive party authorized to contract with providers of electrical utility services for the Project, install separate metering to the Premises, for electrical usage, excluding HVAC, except as otherwise provided in Paragraph 3B herein. During the Lease Term, the Premises shall be separately metered for electrical power. The Tenant acknowledges that the Building's Standard mechanical and electrical systems are designed to accommodate standard loads generated by lights and office equipment. Tenant will not, without written consent of Landlord, use any apparatus or device in the Premises which will, in any way, increase the amount of the standard electricity load consumption of the Premises; nor connect with electric current except through existing electrical outlets in the Premises. If Tenant shall require electric current in excess of the standard for the use of the Premises as general office space, Tenant is hereby granted the option, at its sole cost and provided Tenant reimburses Landlord for any costs incurred, to contract with Florida Power & Light, to have installed in the electric room adjacent to the Tenant's Premises or such other reasonably designated situs in the Building (which space shall thereupon be exclusively utilized by Tenant and which shall be included in the Net Rentable Square Footage allocated to Tenant) a transformer or other instrumentality so as avail the Premises of 2,400 amps of 480 volt 3 Phase Electrical Service to the Premises, which use shall be exclusive to the Tenant from said source. For purposes of security, Landlord shall provide Tenant, at its request, and at Tenant's cost, the exclusive use of the electrical room where the electrical power for the Premises is located. Tenant shall be solely responsible at Tenant's cost for maintaining and repairing the electrical room utilized by it in accordance with reasonable standards prescribed by the Landlord. The parties shall attach hereto a certification reflecting the amperage available to the Premises.

               (b) Tenant acknowledges that Tenant's intended use of the Premises excludes material use of the Premises beyond Business Hours. Material use shall be deemed to mean the operation of an additional "shift", either full or part time, or use of the Premises after Business Hours in any way that may preclude or interfere with the providing of janitorial services to the Premises. In the event Tenant's use of the Premises requires more electrical power than set forth above, whether by intensity of use, load or type of equipment, Tenant may then be billed for such additional use and such billings will be billed to Tenant as Additional Rent. Landlord will utilize Landlord's customary method of billing Tenant for excess electrical power consumption. At Landlord's option, Landlord, at Tenant's expense, may have an engineer estimate Tenant's usage, and bill Tenant at standard utility rates for the excess usage or install a submeter for the purposes of

                                 ------------

                           BLUE LAKE STANDARD LEASE
monitoring Tenant's excess power consumption. Landlord and Tenant agree that Landlord's implementation of the electrical monitoring and billing procedures set forth herein shall in no way be construed so as to deem Landlord a private or public utility company.

               (c) Subject to the limitations and restrictions herein contained, Tenant may install a generator for back-up electricity service together with ancillary and reasonably related equipment at or on an interior portion of the Building, to the extent practical, or an exterior location on the grounds of the Project. The emplacement of a generator, whether within the interior of the Building or upon the exterior of the Project, shall be within strict prescriptions and subject to the approval of the Landlord (which approval shall not be unreasonably withheld) and the City of Boca Raton or such other agencies having jurisdiction. The Tenant shall be responsible for all costs incurred by the Tenant, or the Landlord, in the administrative overseeing of the emplacement of the generator and licensing of the generator, fuel tanks and other components. Approval for the emplacement of the generator shall likewise be subject to the approval of the Landlord (which approval shall not be unreasonably withheld) and the City of Boca Raton, or other agencies having jurisdiction, for matters relating to the aesthetic screening of the generator, noise abatement and fuel tank placement, fuel storage and maintenance. Tenant shall be charged, as Additional Rent, any costs incurred by the Landlord if, at Landlord's option, Landlord shall elect to repair, or maintain the generator and fuel tanks in the absence of the Tenant's failure to repair and maintain the generator, fuel tanks and other ancillary equipment. The Tenant shall deliver to the Landlord an insurance policy naming the Landlord as loss/payee as to any claim or damages caused by the generator or fuel tanks, all of which insurance shall conform with the provisions of Paragraph 14 herein. The Tenant shall fully comply with the provisions of Paragraph 39 in complying with all Hazardous Substance laws relating, but not limited, to the placement and operation of the generator, fuel tanks, together with fuel handling and discharge. The installation of the generator shall be, at the election of the Landlord, accomplished by a contractor designated by the Landlord, the sole expense of which shall be borne by the Tenant who shall contract for same in conformance with the provisions of Article 26 of this Lease. The Tenant acknowledges advice of the Landlord that the Landlord may, during the term of the Lease, designate a centralized location for all generators serving tenants in the Building or the Project, or, alternatively, the Landlord may contract or cause the Tenant to contract with Florida Power & Light, or an affiliate thereof, for the providing of generators to tenants of the Building or the Project. In the event that the Landlord shall designate a specified or centralized location for the relocation of the generator or, alternatively, require that any tenants requesting service by back-up generators utilize a contracted-for-generator from Florida Power & Light or such other supplier as the Landlord shall designate, the Tenant's generator shall be relocated or the Tenant shall utilize the designated generator source. The cost to relocate the Tenant's generator or to connect the Tenant to a designated generator shall be borne by the Landlord, provided, however, that Landlord shall receive the benefit of any savings incurred thereby such as, but not limited to, the Tenant's sale of the previously used generator.

               (d) Landlord reserves the right, after Business Hours, to turn off all unnecessary lighting in the unoccupied areas of the Building and the Premises to minimize the energy consumption of the Building in both the Common Areas and the Premises.

                   (2)  HVAC Services:

               Landlord agrees to provide, during Business Hours, heating, ventilating, chilled water and air conditioning services for the purposes of comfort control. Landlord and Tenant agree that Landlord's HVAC system is not designed nor required to cool machinery and equipment. Tenant shall not re-direct, or in any manner modify, the HVAC duct distribution to accommodate Tenant's build-out unless any such modifications are first approved in writing by the Landlord, which modifications shall be designed only by an engineer pre-approved by the Landlord. If Tenant requires additional HVAC services for comfort control at times other than during Business Hours which, for purposes of this Lease, are 7:00 A.M. through 7:00 P.M., Monday through Saturday (inclusive), Landlord will bill Tenant as Additional Rent for the number of hours used at Landlord's then standard prevailing rate for after-hours use of HVAC services. At the execution of this Lease, the standard prevailing rate for after-hours use of HVAC services is the greater of (i) .0006 per square foot per
                                        -------
hour, or (ii) $30.00 per hour. This rate will be subject to increase during the Lease Term based upon operational costs and expenses, including wear and tear on the system and its components. The HVAC air distribution system and control system will remain under the control of Landlord, who will regulate the systems' setting and adjustment. At Landlord's option, Landlord may secure HVAC controls (thermostats) in lockable metal boxes to regulate the efficiency and use of the system. In the event that heat generating machines or equipment are used in the Premises which affect the temperature otherwise maintained by the air conditioning system, whether during regular business hours or during non-regular business hours, Landlord reserves the right to separately meter, and bill as Additional Rent, HVAC service to the Premises which metering shall include related electric, power and chilled water services to the Premises. If Tenant requires additional HVAC services for comfort control at times during or other than during Business Hours, or in capacities beyond the Building Standard, Tenant may, at its election, install an independent air-to-air unit to be installed at Tenant's sole cost and expense in any portion of the Premises in which Tenant requires air conditioning in excess of the standard consumption or on a twenty-four (24) hour basis. Tenant shall submit all plans for any such installation with the Landlord, who shall not unreasonably withhold approval of any such plans, as well as to the City of Boca Raton or any other authority having jurisdiction relating to said installation. The Tenant shall deliver a mechanic's lien waiver from all materialmen, laborers or other potential lienors pursuant to F.S. Chapter 713 and Paragraph 26(A) of this Lease. The HVAC air distribution system, water chilling system, and the respective controlling systems therefor, will remain under the control of Landlord, who will regulate the system's setting and adjustment. At Landlord's option, Landlord may secure HVAC controls (thermostats) in lockable metal boxes to regulate the efficiency and use of the system. The Landlord may, at its option during the term of this Lease, contract with FPL Services, or such other provider of chilled-water distribution system sources as the Landlord may elect.

                   (3)  Water and Sewer:

               Landlord agrees to provide municipally supplied cold water and sewer services to the Common Areas for lavatory purposes.

                   (4)  Elevator Service:

               If applicable, Landlord will provide elevator service during Business Hours and, at Landlord's sole discretion, Landlord may provide restricted elevator service during non-Business Hours.

               B. Interruption of Services. It is understood and agreed that Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption.
Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or

                                    Page 6
                                 ------------
                           Blue Lake Standard Lease
by reason of operation of law, or other causes beyond the control of Landlord. No such interruption or discontinuance of service will be deemed an eviction or a disturbance of Tenant's use and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages or abatement of Rent or relieve Tenant from the responsibility of performing any of Tenant's obligations under this Lease.

                C. Fiber Optics. Tenant may contract with BellSouth, which has been provided exclusive access through the underlying property by Landlord for telecommunication service wiring and installation and which has been designated by the Landlord as the vendor of choice at the Blue Lake Project, for voice and data telecommunication wiring and services, and installing any telecommunication products and, specifically, dual access points for Tenant's fiber optic lines, at Tenant's sole expense. To the extent that such installation requires the digging of a trench through the Property in order to gain dual access points, the Tenant shall provide the Landlord with plans and schematics for the referenced installation which plans and schematics shall be subject to the reasonable satisfaction of the Landlord and which installation shall be further subject to the approval, as necessary, of the City of Boca Raton or other agencies having jurisdiction thereon.

     9.   SECURITY

          With respect to security for the Building and the parking lot, Landlord and Tenant hereby agree as follows: Security of the Premises is the sole responsibility of the Tenant and that the Landlord has no liability for breach of security to the Premises. Tenant may at Tenant's expense install a security system to the Premises; provided, however, that Tenant, in addition to access otherwise required hereunder, will provide Landlord adequate access to the Premises in case of emergencies particularly regarding Premises that contain fire sprinkler risers and equipment. All repairs required to the Premises caused by security breaches are] the responsibility of the Tenant, however, Landlord may elect to effect such repairs, if appropriate to insure continued security, protection of property, or safety of life. The cost of such repairs shall be Additional Rent.

          A. Tenant's Responsibility. Tenant shall: (1) abide by all policies, procedures and rules and regulations for use of the access system, (2) report promptly the loss or theft of all keys which would permit unauthorized entrance to the Premises, Building or parking lot, (3) report to Landlord the employment or discharge of employees and their vehicle's make, model, and license number,
(4) promptly report to Landlord door-to-door solicitation or other unauthorized activity in the Building or parking lot, and (5) promptly inform the Landlord's security contractor in the event of a break-in or other emergency. In addition, Tenant may, at its option and sole cost and expense, install its own interior security system pursuant to plans to be submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld. The Tenant shall deliver mechanic's lien releases prior to the initiation of the work.

          B. Interruption of Security. Tenant acknowledges that the above security provisions may be suspended or modified at Landlord's sole discretion or as a result of causes beyond the reasonable control of Landlord. No such interruption, discontinuance or modification of security service will constitute an eviction, constructive eviction, or a disturbance of Tenant's use and possession of the Premises, and further, no interruption, discontinuance or modification of security service will render Landlord liable to Tenant or third-parties for damages, abatement of Rent, or otherwise, or relieve Tenant of the responsibility of performing Tenant's obligations under this Lease.

          C.  Hurricane Shutters.    Tenant may, at Tenant sole cost and
expense, install protective hurricane shutters on the interior of the windows of the Premises. Any such installation of hurricane shutters shall be subject to the prior approval of the Landlord, which approval shall not be unreasonably withheld, as to size, color, type of shutter and mode of attachment. The Tenant must also receive the approval of the City of Boca Raton, Florida prior to the installation of hurricane shutters. The Tenant shall reimburse Landlord for all reasonable and verifiable costs incurred by the Landlord in reviewing the plans of the Tenant and providing written approval for the installation of the hurricane shutters, unless approved by Landlord as part of the original construction documents. The Tenant agrees not to employ the hurricane shutters except in instances where hurricane warnings have been issued and are outstanding and for one (1) business day thereafter.

     10.  REPAIRS, MAINTENANCE AND UTILITIES

          A. Landlord's Responsibilities. During the Lease Term, Landlord shall define, set, and maintain the level of repairs and maintenance for the Building, the Common Areas, and all other areas serving the Building, in a manner comparable to office buildings of similar quality to and in the immediate geographic area of the Building. Landlord's responsibilities with respect to this paragraph are as follows: (1) the structural and roof systems of the Building and parking lot, (2) the Building standard electrical and mechanical systems, (3) the primary water and sewer systems of the Building, (4) the Building Common Areas and the common area furniture, fixtures, and equipment,
(5) the landscaped areas in and about the Building, (6) the parking lot, and (7) replacement of Building standard fluorescent light bulbs in the Common Areas.

          B. Tenant's Responsibilities. During the Lease Term, Tenant will repair and maintain the following at Tenant's expense:

              (1) The interior portion of the demising walls, the interior partition walls of the Premises and their wall-covering, and the entry door to the Premises.

              (2) The electrical, plumbing, HVAC and mechanical systems which have been installed by either Landlord or Tenant, for the exclusive use and benefit of Tenant, whether installed in the interior of the Building or exterior grounds of the Building.. The following examples are for clarification and are not all inclusive: (a) electrical services for computers or similar items, (b) projection room equipment such as dimmers, curtains, or similar items, (c) water closet plumbing, kitchen plumbing or similar items, (d) HVAC for other than comfort cooling in the Premises, and (e) other similar systems and related items, (f) plumbing, plumbing fixtures and related equipment, (f) heating, ventilating and air conditioning equipment, (g) security systems for the Premises, (h) telephone system for the Premises, (i) fire sprinkler alterations made exclusively for the Premises and under the Tenant's control, and (j) all fire extinguishers, including inspection of same. Notwithstanding anything herein to the contrary, any and all mechanical and electrical systems serving the Premises (including without limitation compressors, feeds, meters, conduit and related equipment and facilities) shall be maintained by Tenant at its expense regardless whether the same are located outside of the Premises.

              (3) Except for the janitorial services to be provided by Landlord, if any, as set forth in this Lease, the repair and maintenance of the floor covering of the Premises, including carpeting, VAT flooring, ceramic tiles, marble, wood flooring, or similar coverings, shall be performed by Tenant.

              (4) The removal and clean-up of any environmentally hazardous situation caused by Tenant or tenant's agents in a manner satisfactory to Landlord and in

                                    Page 7
                                 ------------
                           Blue Lake Standard Lease
compliance with the rules, regulations, ordinances, statutes, laws, and codes of any local, state or federal government or quasi-governmental authority.

              (5) All cabinets and millwork (regardless of ownership) so long as said cabinets and millwork are for the exclusive use and benefit of Tenant.

              (6) All other personal property, improvements or fixtures, except any of same expressly designated in this Lease as those which Landlord shall maintain. Those items to be repaired and maintained by Tenant include, but are not limited to, the following: (a) ceiling tiles and ceiling grid, (b) molding or other woodwork and paneling, (c) light fixtures and bulbs, (d) draperies, blinds or wallhangings, (e) glass partition walls, (f) water closets and kitchen areas, (g) doors and locksets, and (h) vaults, safes, or secured areas. For the aforesaid items, Landlord may elect, with Tenant's approval (which approval will not be unreasonably withheld) to maintain and repair same at Tenant's expense and Tenant will be billed for same as Additional Rent.

          C. Repairs and Maintenance; Miscellaneous. Notwithstanding anything to the contrary in this Lease, Landlord shall have no responsibility to repair or maintain the Building, any of its components, the Common Areas, the Premises, or any fixture, improvement, trade fixture, or any item of personal property contained in the Building, the Common Areas, and/or the Premises if such repairs or maintenance are required because of the occurrence of any of the following:
(i) the acts, misuse, improper conduct, omission or neglect of Tenant or Tenant's Agents, or (ii) the conduct of business in the Premises. Should Landlord elect to make repairs or maintenance occasioned by the occurrence of any of the foregoing, Tenant shall pay as Additional Rent all such costs and expenses incurred by Landlord. Landlord shall have the right to approve in advance all work, repair, maintenance or otherwise, to be performed under this Lease by Tenant and all of Tenant's repairmen, contractors, subcontractors and suppliers performing work or supplying materials. Tenant shall be responsible for all permits, inspections and certificates for accomplishing the above. Tenant shall obtain lien waivers for all work done in or to the Premises.

     11.  TENANT'S ALTERATIONS

          A. General. During the Lease Term, Tenant will make no alterations, additions or improvements in or to the Premises or the Building, of any kind or nature, including, but not limited to, alterations, additions or improvements in, to, or on, telephone or computer installations (any and all of such alterations, additions or improvements other than those set forth in the work letter attached hereto are collectively referred to in this Lease as the "Alteration(s)"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall submit to Landlord detailed drawings and plans of the proposed alterations at the time Landlord's consent is sought. Should Landlord consent to any proposed Alterations by Tenant, such consent will be conditioned upon Tenant's agreement to comply with all requirements established by Landlord, including safety requirements and the matters referenced in Section 22 of this Lease. As stated herein, all Alterations made hereunder will become Landlord's property when incorporated into or affixed to the Building. However, at Landlord's option Landlord may, at the expiration of the Lease Term, require Tenant, at Tenant's expense, to remove Alterations made by or on behalf of Tenant and to restore the Premises to their original condition.

          B.  Alteration Fee

              (1) Tenant shall pay to Landlord as Additional Rent (or to its nominee or designated contractor, as Landlord may direct) in connection with all Alterations a fee (the "Alteration Fee") for overhead and administrative costs in connection with each such Alteration, for Landlord's review and approval of all plans and specifications for such Alteration, for Landlord's construction coordination and monitoring of such Alteration, and for all other reasonable costs and expenses incurred by Landlord as a result of or in connection with each such Alteration, a fee equal to three and one-half percent (3.5%) of the total construction cost of each such Alteration; provided, however, Tenant shall receive a one-time waiver of the Alteration Fee in the amount of $875.00. There shall be excluded from the computation of the construction cost of each Alteration the cost of furniture, removable furnishings, draperies, office equipment, painting, carpeting, removable cabinetry, items of special decoration and telephone installation and engineer's, architects', space planners' and other professionals' fees.

              (2) Prior to making any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if one is employed, or Tenant's contractor, estimating the total cost of such Alteration and the estimated time required to complete such Alteration. The Alteration Fee shall be calculated on the basis of such estimate and paid in equal monthly installments during the course of the performance of the Alteration, together with the monthly installments of Base Rent thereafter coming due. Within ten business days after completion of the Alteration, Tenant shall pay to Landlord the entire balance of the Alteration Fee if not theretofore paid in full.

              (3) Within ten business days after completion of any Alteration, Tenant shall submit to Landlord a statement of Tenant's independent architect, if one is employed, or Tenant's contractor, certifying the total cost of such Alteration. The Alteration Fee shall be adjusted, if necessary, based on the certification. If the Alteration Fee, as adjusted, shall be greater than the amount theretofore paid to Landlord by Tenant on account of such Alteration Fee, Tenant shall pay such deficiency simultaneously with the delivery to Landlord of the certification, which deficiency shall bear interest at the annual rate (the "Applicable Rate") equal to two percent (2%) in excess of the publicly announced prime (or corporate base) rate of interest then in effect at Citibank, N.A. (or its successors) until paid if not paid within the time required for the payment thereof. If such Alteration Fee, as adjusted, is less than the amount theretofore paid to Landlord by Tenant on account of such Alteration Fee, Landlord, within 30 days after Landlord's receipt of the certification, shall pay to Tenant the amount of such overpayment. If Landlord shall dispute the statement certifying the total costs of such Alteration, Landlord shall have the right, within 30 days after receipt of the certification, to employ an independent certified public accountant to review Tenant's books and records relating to such Alteration. The determination of such accountant shall be conclusively binding upon the parties, and, if necessary, the Alteration Fee shall be adjusted accordingly based upon such determination. If such determination shall reveal that the Alteration Fee paid on account of such Alteration shall have been understated by more than five percent (5%), then Tenant shall pay the fees of the accountant in connection with such review, and the payment to be made to Landlord as a result of such understatement shall bear interest at the Applicable Rate. Any adjustment in the Alteration Fee, together with interest thereon at the Applicable Rate, as well as any payment of the fees of such accountant, shall be paid by Tenant to Landlord as additional rent within ten business days after such accountant's determination.


     12.  LANDLORD'S ADDITIONS AND ALTERATIONS

     Landlord has the right to make changes in and about the Building and parking areas, including, but not limited to, signs, entrances, address or name of Building. Such changes may include, but not be limited to, rehabilitation, redecoration, refurbishment and refixturing of the Building and expansion of or

                                    Page 8
                                 ------------
                           Blue Lake Standard Lease
structural changes to the Building. The right of Tenant to quiet enjoyment and peaceful possession given under the Lease will not be deemed breached or interfered with by reason of Landlord's actions pursuant to this paragraph so long as such actions do not materially deprive Tenant of its use and enjoyment of the Premises.

     13.  ASSIGNMENT AND SUBLETTING

          A. Landlord's Consent Required. Except as provided below with respect to assignment of this Lease following Tenant's bankruptcy, Tenant will not effect a transfer without first obtaining the consent of Landlord, which consent Landlord shall not unreasonably withhold provided that all of the requirements of paragraph B. of this Section 13 are satisfied. As used in this
Section 13, any of the following shall be deemed to be a transfer: assignment of this Lease, in whole or in part; sublet of all or any part of the Premises; any license allowing anyone other than Tenant to use or occupy all or any part of the Premises; a pledge or encumbrance by mortgage or other instrument of Tenant's interest in this Lease; any transfer of corporate shares as described in paragraph C. of this Section 13; or any transfer of partnership interest as described in paragraph D. of this Section 13. Notwithstanding the foregoing,
(i) Landlord's consent shall not be required for the occupancy right or sublease of space within the Premises to Rapidsite, Inc., the wholly-owned subsidiary of the Tenant, provided; however, that Tenant shall provide Landlord with a true copy of any that occupancy agreement or sublease upon execution of same and (ii) Tenant shall not be required to pay Landlord a Transfer Fee in connection with such occupancy or sublease. Consent by Landlord to any transfer shall not constitute a waiver of the requirement for such consent to any subsequent transfer. In lieu of approving any transfer, Landlord may elect to terminate this Lease as to the portion of the Premises affected by such transfer (together with such additional portion of the Premises needed by Landlord to render the terminated portion marketable) by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall not be less than sixty (60) days after the date of such notice. If any improvements and expenditures are needed to the space so recaptured by Landlord to separate it from the remaining Premises, Tenant shall pay all cost to recapture the space. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

          B. Conditions for Transfer Approval. The parties recognize that this Lease and the Premises are unique, and that the nature and character of the operations within and management of the Premises are important to the success of the Building. Accordingly, Landlord shall be entitled to arbitrarily withhold its consent to any transfer, unless all of the following conditions are satisfied, in which event, Landlord agrees that it shall not unreasonably withhold its consent to the transfer in question:

              (1) In Landlord's reasonable judgment, the proposed assignee or subtenant or occupant is engaged in a business or activity, which (a) is in keeping with the then standards of the Building and zoning requirements, (b) is limited to the use of the Premises as set forth in the BLI Rider, and (c) will not violate any negative covenant as to use contained in any other lease of office space in the Building;

              (2) The proposed assignee or subtenant or occupant is a reputable person of good character and with financial worth equal to or greater than (as Landlord shall determine) that of Tenant, and Landlord has been furnished with reasonable proof thereof;

              (3) The form of the proposed sublease or instrument of assignment or occupancy shall be reasonably satisfactory to Landlord, and shall comply with the applicable provisions of this Paragraph;

              (4) There shall not be more than a total of two (2) occupants of the Premises; and

              (5) The proposed subtenant or assignee or occupant shall not be entitled, directly or indirectly, to diplomatic or sovereign immunity and shall be subject to the service of process in, and the jurisdiction of the courts of the State of Florida.

              (6) Such transferee shall assume in writing, in a form acceptable to Landlord, all of Tenant's obligations hereunder and Tenant shall provide Landlord with a copy of such assumption/ transfer document;

              (7) Tenant shall pay to Landlord a transfer fee, reimbursing the Landlord for Landlord's reasonable and verified out-of-pocket expenditures related to the transfer not to exceed, however, the sum of Five Thousand Dollars ($5,000.00) prior to the effective date of the transfer in order to reimburse Landlord for all of its internal costs and expenses incurred with respect to the transfer, including, without limitation, costs incurred in connection with the review of financial materials, meetings with representative of transferor and/or transferee and preparation, review, approval and execution of the required transfer documentation, and, in addition, Tenant shall reimburse Landlord for any out-of-pocket costs and expenses incurred with respect to such transfer;

              (8) As of the effective date of the transfer and continuing throughout the remainder of the Term, the Base Rent shall not be less than the Base Rent set forth in the BLI Rider;

              (9) Tenant to which the Premises were initially leased shall continue to remain liable under this Lease for the performance of all terms, including but not limited to, payment of Rental due under this Lease;

              (10) It being acknowledged that as of the date of this Lease the Landlord has waived a guaranty, however, if during the term of this Lease a guaranty is delivered by or on behalf of the Tenant, Tenant's guarantor shall continue to remain liable under the terms of the Guaranty of this Lease and, if Landlord deems it necessary, such guarantor shall execute such documents necessary to insure the continuation of its guaranty;

              (11) Each of Landlord's Mortgagees shall have consented in writing to such transfer.

              (12) Tenant shall give notice of a requested transfer to Landlord, which notice shall be accompanied by (a) a conformed or photostatic copy of the proposed assignment or sublease, the effective or commencement date of which shall be at least 60 days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report and
(d) such other information as Landlord may reasonably request.

          C. Transfer of Corporate Shares. If Tenant is a corporation other than a corporation the outstanding voting stock of which is listed on a "national securities exchange," as defined in the Securities Exchange Act of
1934) and if at any time after execution of this Lease any part or all of the corporate shares shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but

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                           BLUE LAKE STANDARD LEASE
not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency, or other proceedings) so as to result in a change in the present control of said corporation by the person(s) now owning a majority of said corporate shares, a transfer shall be deemed to have occurred. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer. If any such transfer is made (and regardless of whether Tenant has given notice of same), Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall not be less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

          D. Transfer of Partnership Interests. If Tenant is a general or limited partnership and if at any time after execution of this Lease any part or all of the interests in the capital or profits of such partnership or any voting or other interests therein shall be transferred by sale, assignment, bequest, inheritance, operation of law or other disposition (including, but not limited to, such a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceedings, and also including, but not limited to, any adjustment in such partnership interests) so as to result in a change in the present control of said partnership by the person or persons now having control of same, a transfer shall be deemed to have occurred. Tenant shall give Landlord notice that such transfer is imminent at least fifteen (15) days prior to the date of such transfer. If any such transfer is made (and regardless of whether Tenant has given notice of same), Landlord may elect to terminate this Lease at any time thereafter by giving Tenant notice of such election, in which event this Lease and the rights and obligations of the parties hereunder shall cease as of a date set forth in such notice which date shall be not less than sixty (60) days after the date of such notice. In the event of any such termination, all Rent (other than any Additional Rent due Landlord by reason of Tenant's failure to perform any of its obligations hereunder) shall be adjusted as of the date of such termination.

          E. Acceptance of Rent from Transferee. The acceptance by Landlord of the payment of Rent following any assignment or other transfer prohibited by this Article shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

          F. Additional Provisions Respecting Transfers. Without limiting Landlord's right to withhold its consent to any transfer by Tenant, and regardless of whether Landlord shall have consented to any such transfer, neither Tenant nor any other person having an interest in the possession, use or occupancy of the Premises or any part thereof shall enter into any lease, sublease, license, concession, assignment or other transfer or agreement for possession, use or occupancy of all or any portion of the Premises, which provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person or entity from the space so leased, used or occupied, and any such purported lease, sublease, license, concession, assignment or other transfer or agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use or occupancy of all or any part of the Premises. There shall be no deduction from the rental payable under any sublease or other transfer from the amount thereof passed on to any person or entity, for any expenses or costs related in any way to the subleasing or transfer of such place.

     If Landlord shall consent to any Transfer, Tenant shall in consideration therefor, pay to Landlord as Additional Rent an amount equal to seventy-five (75%) percent of the Transfer Consideration, or Landlord may elect to recapture the Transferred portion of the Premises and terminate this Lease with respect to that portion only. For purposes of this paragraph, the term Transfer Consideration shall mean in any Lease Year (i) any rents, additional charges or other consideration payable to Tenant by the transferee of the Transfer which is in excess of the Base Rent and Overhead Rent accruing during such Lease Year,
(ii) all sums paid for the sale or rental of Tenant's fixtures, leasehold improvements, equipment, furniture or other personal property in excess of the fair market sale or rental value thereof as of the date of the Transfer and
(iii) all sums paid for services provided by Tenant to the transferee (including, without limitation, secretarial, word processing, receptionist, conference rooms, and library) in excess of the fair market value of such services. Landlord shall have the right to audit Tenant's books and records upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of five percent (5%) of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten (10) days after Landlord's written demand for same.

     14.  TENANT'S INSURANCE COVERAGE

          A. General. Tenant agrees that, at all times during the Lease Term (as well as prior and subsequent thereto if Tenant or any of Tenant's Agents should then use or occupy any portion of the Premises), it will keep in force, with an insurance company licensed to do business in the State of Florida, and at least A+IX-rated in the most current edition of Best's Insurance Reports and acceptable to Landlord, (i) without deductible in excess of $5,000.00, comprehensive general liability insurance, including coverage for bodily injury and death, property damage and personal injury and contractual liability as referred to below, in the amount of not less than the amount set forth in the BLI Rider, combined single limit per occurrence for injury (or death) and damages to property, (ii) with deductible of not more than Five Thousand Dollars ($5,000.00), insurance on an "All Risk or Physical Loss" basis, including sprinkler leakage, vandalism, malicious mischief, fire and extended coverage, covering all improvements to the Premises, fixtures, furnishings, removable floor coverings, equipment, signs and all other decoration or stock in trade, in the amounts of not less than the full replacement value thereof, and (iii) workmen's compensation and employer's liability insurance, if required by statute. Such policies will: (i) include Landlord and such other parties as Landlord may reasonably designate as additional insured's, (ii) be considered primary insurance, (iii) include within the terms of the policy or by contractual liability endorsement coverage insuring Tenant's indemnity obligations under paragraph 19, and (v) provide that it may not be canceled or changed without at least thirty (30) days prior written notice from the company providing such insurance to each party insured thereunder. Tenant will also maintain throughout the Lease Term worker's compensation insurance with not less than the maximum statutory limits of coverage.

          B. Evidence. The insurance coverages to be provided by Tenant will be for a period of not less than one year. At least thirty (30) days prior to the Commencement Date, Tenant will deliver to Landlord original certificates of all such paid-up insurance; thereafter, at least thirty (30) days prior to the expiration of any policy Tenant will deliver to Landlord such original certificates as will evidence a paid-up renewal or new policy to take the place of the one expiring.

     15.  LANDLORD'S INSURANCE COVERAGE

          A. General. Landlord will at all times during the Lease Term maintain a policy or policies of insurance insuring the Building against loss or damage by fire, explosion or

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                           BLUE LAKE STANDARD LEASE
other hazards and contingencies typically covered by insurance for an amount acceptable to the mortgagees encumbering the Building. Landlord reserves the right to self insure in lieu of maintaining such policies.

          B. Tenant's Acts. Tenant will not do or permit anything to be done upon or bring or keep or permit anything to be brought or kept upon the Premises which will increase Landlord's rate of insurance on the Building. If by reason of the failure of Tenant to comply with the terms of this Lease, or by reason of Tenant's occupancy (even though permitted or contemplated by this Lease), the insurance rate shall at any time be higher than it would otherwise be, Tenant will reimburse Landlord for that part of all insurance premiums charged because of such violation or occupancy by Tenant. Tenant agrees to comply with any requests or recommendation made by Landlord's insurance underwriter inspectors.

     16.  WAIVER OF RIGHT OF RECOVERY

          A. General. Except as provided in Section 39, neither Landlord nor Tenant shall be liable to the other for any damage to any building, structure or other tangible property, or any resulting loss of income, or losses under worker's compensation laws and benefits, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees. The provisions of this Section shall not limit the indemnification for liability to third parties pursuant to Section 19. As used in this Section 16.A., "damage" refers to any loss, destruction or other damage.

          B. Exclusions. Tenant acknowledges that Landlord will not carry insurance on improvements, furniture, furnishings, trade fixtures, equipment installed in or made to the Premises by or for Tenant, and Tenant agrees that Tenant, and not Landlord, will be obligated to promptly repair any damage thereto or replace the same.

     17.  DAMAGE OR DESTRUCTION BY CASUALTY

          A. Absolute Right to Terminate. If by fire or other casualty the Premises are damaged or destroyed to the extent of twenty five-percent (25%) or more of the insurable value thereof, or the Building is damaged or destroyed to the extent of twenty-five per cent (25%) or more of the insurable value thereof, Landlord will have the option of terminating this Lease or any renewal thereof by serving written notice upon Tenant within one hundred and eighty (180) days from the date of the casualty and any prepaid Rent or Additional Rent will be prorated as of the date of destruction and the unearned portion of such Rent will be refunded to Tenant without interest.

          B. Qualified Right to Terminate. If by fire or other casualty either the Premises or the Building is damaged or destroyed to the extent of less than twenty-five per cent (25%) but more than ten percent (10%) of the insurable value of the Premises or the Building (as applicable) (or the Premises or Building are damaged to a lesser degree but Section 17C does not apply because of the number of years remaining in the Lease Term), then Landlord may, so long as it treats Tenant and similarly situated tenants in a nondiscriminatory manner, either terminate this Lease by serving written notice upon Tenant within one hundred and eighty (180) days of the date of destruction or Landlord may restore the Premises.

          C. Obligation to Restore. If by fire or other casualty either the Premises or the Building is destroyed or damaged, but only to the extent of ten percent (10%) or less of the insurable value of the Premises or the Building (as applicable), and, also, the unexpired Lease Term, including any previously exercised renewal option, is more than two (2) years, then Landlord will restore the Premises.

          D. Rent Adjustments. In the event of restoration by Landlord, all Base Rent and Additional Rent paid in advance shall be apportioned as of the date of damage or destruction and all such Base Rent and Additional Rent as above described thereafter accruing shall be equitably and proportionately adjusted according to the nature and extent of the destruction or damage, pending substantial completion of rebuilding, restoration or repair. In the event the destruction or damage is so extensive as to make it unfeasible for Tenant to conduct any of Tenant's business in the Premises, Rent and Additional Rent under this Lease will be abated until the Premises are substantially restored by Landlord or until Tenant resumes use and occupancy of the Premises, whichever shall first occur. In lieu of abating Rent and Additional Rent as provided above, Landlord shall have the right to temporarily or permanently relocate Tenant to other space. Landlord will not be liable for any damage to or any inconvenience or interruption of business of Tenant or any of Tenant's Agents occasioned by fire or other casualty.

          E. Qualifications. Said restoration, rebuilding or repairing will exist and will be at Landlord's sole cost and expense, subject to the availability of applicable insurance proceeds. Landlord shall have no duty to restore, rebuild or replace Tenant's personal property and trade fixtures. Notwithstanding anything to the contrary in this Lease, including, but not limited to this Section 17A, Landlord's obligation(s) to repair, rebuild or restore the Building or the Premises shall exist (i) only to the extent of insurance proceeds received by Landlord in connection with the condition or event which gave rise to Landlord's obligation to repair, rebuild or restore and/or (ii) only so long as the area unaffected by the casualty may, as determined by Landlord using reasonable business judgment, be restored as a profitable, self functioning unit.

     18.  CONDEMNATION AND EMINENT DOMAIN

          A. Absolute Right to Terminate. If all or a material part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease will terminate and the Rent and Additional Rent will be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant will have no claim to the condemnation award.

          B. Obligation to Restore. In the event an immaterial part of the Premises or the Building or the parking spaces is taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and this Lease is not terminated as provided in subsection A above, then Landlord shall, subject to the remaining provisions of this Section, at Landlord's expense, restore the Premises to the extent necessary to make them reasonably tenantable. The Rent and Additional Rent payable under this Lease during the unexpired portion of the Lease Term shall be adjusted to such an extent as may be fair and reasonable under the circumstances. Tenant shall have no claim to the condemnation award with respect to the leasehold estate but, in a subsequent, separate proceeding, may make a separate claim for trade fixtures installed in the Premises by and at the expense of Tenant and Tenant's moving expense. In no event will Tenant have any claim for the value of the unexpired Lease Term.

          C. Qualifications. Notwithstanding the foregoing, Landlord's obligation to restore exists (i) only if and/or to the extent, that the condemnation or similar award received by Landlord is sufficient to compensate Landlord for its loss and its restoration costs and/or (ii) the area unaffected by the

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                           BLUE LAKE STANDARD LEASE
condemnation or similar proceeding may, as determined by Landlord's reasonable business judgment, be restored as a profitable, and self functioning unit.

     19.  LIMITATION OF LANDLORD'S LIABILITY; INDEMNIFICATION

          A. Personal Property. All personal property placed or moved into the Building will be at the sole risk of Tenant or other owner. Landlord will not be liable to Tenant or others for any damage to person or property arising from environmental concerns, as hereafter defined, theft, vandalism, HVAC malfunction, the bursting or leaking of water pipes, any act or omission of any cotenant or occupant of the Building or of any other person, or otherwise.

          B.  Limitations.  Notwithstanding any contrary provision of this
Lease: (i) Tenant will look solely (to the extent insurance coverage is not applicable or available) to the interest of Landlord (or its successor as Landlord hereunder) in the Premises for the satisfaction of any judgment or other judicial process requiring the payment of money as a result of any negligence or breach of this Lease by Landlord or its successor or of Landlord's managing agent (including any beneficial owners, partners, corporations and/or others affiliated or in any way related to Landlord or such successor or managing agent) and Landlord has no personal liability hereunder of any kind, and (ii) Tenant's sole right and remedy in any action or proceeding concerning Landlord's reasonableness (where the same is required under this Lease) will be an action for declaratory judgment and/or specific performance.

          C. Indemnity. Tenant agrees to indemnify, defend and hold harmless Landlord and its agents from and against all claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses, including reasonable attorneys' fees and costs, including appellate proceedings and bankruptcy proceedings, incurred or suffered by Landlord and arising from or in any way connected with the Premises or the use thereof or any acts, omissions, neglect or fault of Tenant or any of Tenant's Agents, including, but not limited to, any breach of this Lease or any death, personal injury or property damage occurring in or about the Premises or the Building or arising from Environmental concerns, as hereafter defined. Tenant will reimburse Landlord upon request for all costs incurred by Landlord in the interpretation and enforcement of any provisions of this Lease and/or the collection of any sums due to Landlord under this Lease, including collection of agency fees, and reasonable attorneys' fees and costs, regardless of whether litigation is commenced, and through all appellate actions and proceedings, including bankruptcy proceedings, if litigation is commenced. The foregoing claims, causes of actions, liabilities, judgments, damages, losses, costs and expenses shall include but not be limited to any of same arising from Tenant's failure to comply with any of the requirements of Americans with Disabilities Act ("ADA") or Florida Accessibility Code ("FAC") within the Premises.

     20.  RELOCATION OF TENANT

          A. General. Recognizing that the Building is large and the needs of tenants as to space may vary from time to time, and in order for Landlord to accommodate Tenant and prospective tenants, Landlord expressly reserves the right, prior to and/or during the Lease Term, at Landlord's sole expense, to move Tenant from the Premises and relocate Tenant in other space of Landlord's choosing of approximately the same dimensions and size within the Building (or additions to the Building or new construction related to the Building or the campus in which Building is located), which other space will be decorated by Landlord at its expense. Landlord shall, in exercising its right to relocate the Tenant, make said decision in full consideration and deference to the nature of Tenant's business which business operates on a twenty-four (24) hour basis, seven (7) days per week. Landlord acknowledges that because of the nature of Tenant's business it is in, it is of the utmost important that Tenant be on-line 100% of the time and if not, Tenant would sustain substantial and detrimental
losses.   Accordingly, if the Landlord elects to relocate the Tenant, as provided in this Article 20, the Landlord shall, at its expenses, cooperate with the Tenant in effectuating a plan or program so as to ensure that the business of the Tenant will not be interrupted during the course of the
relocation.   Landlord may use decorations and materials from the existing
Premises, or other materials, so that the space in which Tenant is relocated will be comparable in its interior design and decoration to the space from which Tenant is removed.

          B. No Interference. During the relocation period Landlord will use reasonable efforts not to unduly interfere with Tenant's business activities and Landlord agrees to substantially complete the relocation within a reasonable time under all then existing circumstances.

          C. Premises. This Lease and each of its terms and conditions will remain in full force and effect and be applicable to any such new space and such new space will be deemed to be the Premises demised hereunder; upon request Tenant will execute such documents which may be requested to evidence, acknowledge and confirm the relocation (but it will be effective even in the absence of such confirmation).

          D. Costs. Landlord's obligation for expenses of removal and relocation will be the actual cost of relocating and decorating Tenant's new space, and Tenant agrees that Landlord's exercise of its election to remove and relocate Tenant will not release Tenant in whole or in part from its obligations hereunder for the full Lease Term. No rights granted in this Lease to Tenant, including the right of peaceful possession and quiet enjoyment, will be deemed breached or interfered with by reason of Landlord's exercise of the relocation right reserved herein.

          E. Notice. If Landlord exercises its relocation right under this paragraph, (i) Tenant will be given ninety (90) days prior notice in writing and
(ii) Landlord will reimburse Tenant for the reasonable cost of telephone relocation necessitated by the exercise of said right of relocation.

     21.  COMPLIANCE WITH LAWS AND PROCEDURES

          A. Compliance. Tenant, at its sole cost, will promptly comply with all applicable laws, guidelines, rules, regulations and requirements, whether of federal, state, or local origin, applicable to the Premises and the Building, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C.
(S) 12101 et seq, the FAC, and those for the correction, prevention and abatement of nuisance, unsafe conditions, or other grievances arising from or pertaining to the use or occupancy of the Premises. Tenant acknowledges that
(i) the Premises and the parking facilities may contain potentially hazardous substances, including, but not limited to, asbestos containing materials, radon gas, mineral fibers, and other like materials (all of such materials are referred to herein as "Environmental Concerns") and (ii) Tenant has been advised that the Premises and the Building do contain asbestos containing materials. Accordingly, Tenant agrees that Tenant and Tenant's Agents shall comply with all operation and maintenance programs and guidelines implemented or promulgated from time to time by Landlord or its consultants, including, but not limited to, those matters set forth in subsections B and C below, in order to reduce the risk to Tenant, Tenant's Agents or any other tenants of the Building of injury from Environmental Concerns. Tenant at its sole cost and expense shall be solely responsible for taking any and all measures which are required to comply with the requirements of the ADA and the FAC within the Premises. Any Alterations to the Premises made by or on behalf of Tenant for the purpose of complying with the

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                           BLUE LAKE STANDARD LEASE

ADA and FAC or which otherwise require compliance with the ADA and FAC shall be done in accordance with this Lease; provided, that Landlord's consent to such Alterations shall not constitute either Landlord's assumption, in whole or in part, of Tenant's responsibility for compliance with the ADA and FAC, or representation or confirmation by Landlord that such Alterations comply with the provisions of the ADA and FAC.

          B. Notice Prior to Work. Tenant shall provide thirty (30) days notice to Landlord prior to the performance by Tenant, Tenant's Agents or contractors of any repairs, renovation and/or major structural or mechanical systems maintenance, to the Premises. Such notice shall include a detailed description of the work contemplated. Tenant shall not perform, or cause to be performed, any such repair, renovation and/or maintenance without the written consent of Landlord, and, if such consent is granted, the repair, renovation and/or maintenance must be performed in accordance with the terms of Landlord's consent.

          C. Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims or liability arising from the performance of the repair, renovation, and/or maintenance described above. This indemnity shall include, but not be limited to, claims or liabilities asserted against Landlord based upon negligence, strict liability or other liability by operation of law to any third party or government entity, and all costs, attorney's fees, expenses, and liabilities incurred by Landlord in the defense of any such claim. Landlord shall defend any such claim at Tenant's expense by counsel selected by Landlord. Furthermore, as a material part of the consideration to Landlord for the entering into of this Lease, Tenant assumes all risk of damages to property or injury to persons in, upon, or about the Premises arising from any act or omission of Tenant, Tenant's Agents, employees, contractors, and invitees, resulting in the release or threatened release of friable asbestos, or causing nonfriable asbestos to become friable. Tenant agrees to bear the expense of whatever preventive or abatement measures are required by Landlord's consent with respect to friable asbestos or any other material. Further, Tenant shall be liable for the entire cost of abating and remediating any such release or threatened release, and Tenant shall indemnify, defend, and hold harmless Landlord from and against any and all claims or liability arising therefrom.

          D. Radon. In accordance with Florida Law, the following disclosure is hereby made:

     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

     22.  RIGHT OF ENTRY

          Landlord and its agents will have the right to enter the Premises during all reasonable hours to make necessary repairs to the Premises. In the event of an emergency, Landlord or its agents may enter the Premises at any time, without notice, to appraise and correct the emergency condition. Said right of entry will, after reasonable notice, likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease. Landlord or its agents will have the right to exhibit the Premises at any time, upon reasonable prior notice to Tenant, to prospective tenants within one hundred and twenty days (120) before the Expiration Date of the Lease.

     23.  DEFAULT

          A. Events of Default By Tenant. If (1) Tenant vacates, abandons or surrenders all or any part of the Premises prior to the Expiration Date, or (2) Tenant fails to fulfill any of the terms or conditions of this Lease or any other lease heretofore made by Tenant for space in the Building or (3) the appointment of a trustee or a receiver to take possession of all or substantially all of Tenant's assets occurs, or if the attachment, execution or other judicial seizure of all or substantially all of Tenant's assets located at the Premises, or of Tenant's interest in this Lease, occurs, or (4) Tenant or any of its successors or assigns or any guarantor of this Lease ("Guarantor") should file any voluntary petition in bankruptcy, reorganization or arrangement, or an assignment for the benefit of creditors or for similar relief under any present or future statute, law or regulation relating to relief of debtors, or
(5) Tenant or any of its successors or assigns or any Guarantor should be adjudicated bankrupt or have an involuntary petition in bankruptcy, reorganization or arrangement filed against it, or (6) Tenant shall permit, allow or suffer to exist any lien, judgment, writ, assessment, charge, attachment or execution upon Landlord's or Tenant's interest in this Lease or to the Premises, and/or the fixtures, improvements and furnishings located thereon, or (7) Tenant's net worth decreases by more than ten (10%) percent from that as existed at the Effective Date hereof (based on Tenant's 1996 financial statement) or other material adverse change occurs in Tenant's financial condition; and Tenant shall not have cured such default and restored Tenant to the required condition within thirty (30) days of written notice from the Landlord, then Tenant shall be in default hereunder.

          B. Tenant's Grace Periods. If (1) Tenant fails to pay Rent or Additional Rent on the date due or (2) Tenant fails to cure any other default within twenty (20) days after notice from Landlord specifying the nature of such default (unless such default is of a nature that it cannot be completely cured within said twenty (20) day period and steps have been diligently commenced to cure or remedy it within such twenty (20) day period and are thereafter pursued with reasonable diligence and in good faith), then Landlord shall have such remedies as are provided under this Lease and/or under the laws of the State of Florida.

          C. Repeated Late Payment. Regardless of the number of times of Landlord's prior acceptance of late payments and/or late charges, (i) if Landlord notifies Tenant twice in any 12-month period that Base Rent or any Additional Rent has not been paid when due, then any other late payment within such 12-month period shall automatically constitute a default hereunder and (ii) the mere acceptance by Landlord of late payments in the past shall not, regardless of any applicable laws to the contrary, thereafter be deemed to waive Landlord's right to strictly enforce this Lease, including Tenant's obligation to make payment of Rent on the exact day same is due, against Tenant.

          D. Landlord's Default. If Tenant asserts that Landlord has failed to meet any of its obligations under this Lease, Tenant shall provide written notice ("Notice of Default") to Landlord specifying the alleged failure to perform, and Tenant shall send by certified mail, return receipt requested, a copy of such Notice of Default to any and all mortgage holders, provided that Tenant has been previously advised of the address(es) of such mortgage holder(s). Landlord shall have a thirty (30) day period after receipt of the Notice of Default in which to commence curing any non-performance by Landlord, and Landlord shall have as much time thereafter to complete such cure as is necessary so long as Landlord's cure efforts are diligent and continuous. If Landlord has not begun the cure within thirty (30) days of receipt of the Notice of Default, or Landlord does not thereafter diligently and continuously attempt to cure, then Landlord shall be in default under this Lease. If Landlord is in default under this Lease, then the mortgage holder(s) shall have an additional thirty (30) days, after receipt of a second written notice from Tenant, within which to cure such default or, if such

                                 --------------

                           BLUE LAKE STANDARD LEASE
default cannot be cured within that time, then such additional time as may be necessary so long as their efforts are diligent and continuous.

     24.  LANDLORD'S REMEDIES FOR TENANT'S DEFAULT

          A. Landlord's Options. If Tenant is in default of this Lease, Landlord may, at its option, in addition to such other remedies as may be available under Florida law:

              (1)  terminate this Lease and Tenant's right of possession; or

              (2) terminate Tenant's right to possession but not the Lease and/or proceed in accordance with any and all provisions of paragraph B below.

          B.  Landlord's Remedies.

              (1) Landlord may without further notice reenter the Premises either by force or otherwise and dispossess Tenant by summary proceedings or otherwise, as well as the legal representative(s) of Tenant and/or other occupant(s) of the Premises, and remove their effects and hold the Premises as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end; and/or at Landlord's option,

              (2) All Rent and all Additional Rent for the balance of the Term will, at the election of Landlord, be accelerated and the present worth of same for the balance of the Lease Term, net of amounts actually collected by Landlord, shall become immediately due thereupon and be paid, together with all expenses of every nature which Landlord may incur such as (by way of illustration and not limitation) those for attorneys' fees, brokerage, advertising, and refurbishing the Premises in good order or preparing them for re-rental. For purposes of this clause (2), "present worth" shall be computed by discounting such amount to present worth at a discount rate equal to one percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the location of the Building; and/or at Landlord's option,

              (3) Landlord may re-let the Premises or any part thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord's option be less than or exceed the period which would otherwise have constituted the balance of the Lease Term, and may grant concessions or free rent or charge a higher rental than that reserved in this Lease; and/or at Landlord's option,

              (4) Tenant or its legal representative(s) will also pay to Landlord as liquidated damages any deficiency between the Rent and all Additional Rent hereby reserved and/or agreed to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Lease Term.

     25.  LANDLORD'S RIGHT TO PERFORM FOR TENANT'S ACCOUNT

          If Tenant fails to observe or perform any term or condition of this Lease within the grace period, if any, applicable thereto, then Landlord may immediately or at any time thereafter perform the same for the account of Tenant. If Landlord makes any expenditure or incurs any obligation for the payment of money in connection with such performance for Tenant's account (including reasonable attorneys' fees and costs in instituting, prosecuting and/or defending any action or proceeding through appeal), the sums paid or obligations incurred, with interest at eighteen percent (18%) per annum, will be paid by Tenant to Landlord within ten (10) days after rendition of a bill or statement to Tenant. In the event Tenant in the performance or non-performance of any term or condition of this Lease should cause an emergency situation to occur or arise within the Premises or in the Building, Landlord will have all rights set forth in this paragraph immediately without the necessity of providing Tenant any advance notice.

     26.  LIENS

          A. General. In accordance with the applicable provisions of the Florida Construction Lien Act and specifically Florida Statutes, Section 713.10, no interest of Landlord whether personally or in the Premises, or in the underlying land or Building of which the Premises are a part or the leasehold interest aforesaid shall be subject to liens for improvements made by Tenant or caused to be made by Tenant hereunder. Further, Tenant acknowledges that Tenant, with respect to improvements or alterations made by Tenant or caused to be made by Tenant hereunder, shall promptly notify the contractor making such improvements to the Premises of this provision exculpating Landlord's liability for such liens.

          B. Default. Notwithstanding the foregoing, if any construction lien or other lien, attachment, judgment, execution, writ, charge or encumbrance is filed against the Building or the Premises or this leasehold, or any alterations, fixtures or improvements therein or thereto, as a result of any work action or inaction done by or at the direction of Tenant or any of Tenant's Agents, Tenant will discharge same of record within ten (10) days after the filing thereof, failing which Tenant will be in default under this Lease. Further, in the event, that the Tenant shall fail to discharge same of record within twenty (20) days after the filing thereof, without waiving Tenant's default, Landlord, in addition to all other available rights and remedies, without further notice, may discharge the same of record by payment, bonding or otherwise, as Landlord may elect, and upon request Tenant will reimburse Landlord for all costs and expenses so incurred by Landlord plus interest thereon at the rate of eighteen percent (18%) per annum, together with an administrative fee of $2,500.00.

     27.  NOTICES

          Notices to Tenant under this Lease will be addressed to Tenant and mailed or delivered to the address set forth for Tenant in the BLI Rider. Notices to Landlord under this Lease (as well as the required copies thereof) will be addressed to Landlord (and its agents) and mailed or delivered to the address set forth in the BLI Rider. Notices will be personally delivered or given by registered or certified mail, return receipt requested. As used herein, personal delivery includes delivery by overnight courier. Notices delivered personally will be deemed to have been given as of the date of delivery and notices given by mail will be deemed to have been given forty-eight (48) hours after the time said properly addressed notice is placed in the mail. Each party may change its address from time to time by written notice given to the other as specified above.

     28.  MORTGAGE; ESTOPPEL CERTIFICATE; SUBORDINATION

          Landlord has the unrestricted right to convey, mortgage and refinance the Building, or any part thereof. Tenant agrees, within seven (7) days after notice, to execute and deliver to Landlord or its mortgagee or designee such instruments as Landlord or its mortgagee may require, certifying the amount of the Security Deposit and whether this Lease is in full force and effect, and listing any modifications. This estoppel certificate is intended to be for the benefit of Landlord, any purchaser or mortgagee of Landlord, or any purchaser or assignee of Landlord's mortgage. The estoppel certificate will also contain such other information as Landlord or its designee may request. This Lease is and at all times will be subject and subordinate to all

                                 --------------

                           BLUE LAKE STANDARD LEASE
present and future mortgages or ground leases which may affect the Building and/or the parking lot, and to all recastings, renewals, modifications, consolidations, replacements, and extensions of any such mortgage(s), and to all increases and voluntary and involuntary advances made thereunder. The foregoing will be self-operative and no further instrument of subordination will be required. In the event that the holder ("Lender") of any encumbrance ("Mortgage") on the Building or any other person acquires title to the Building pursuant to the exercise of any remedy provided for in the Mortgage or by reason of the acceptance of a deed in lieu of foreclosure (the Lender, any other such person and their participants, successors and assigns being referred to herein as the "Purchaser"), Tenant covenants and agrees to attorn to and recognize and be bound to Purchaser as its new Landlord, and except as provided below, this Lease shall continue in full force and effect as a direct Lease between Tenant and Purchaser, except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies or condemnation or eminent domain awards. So long as the Lease is in full force and effect and Tenant is not in default under any provision of this Lease, and no event has occurred that has continued to exist for a period of time (after notice, if any, required by this Lease) as would entitle Landlord to terminate this Lease or would cause without further action by Landlord, the termination of this Lease or would entitle Landlord to dispossess the Tenant thereunder:

          A. The right of possession of Tenant to the Premises shall not be terminated or disturbed by any steps or proceedings taken by Lender in the exercise of any of its rights under the Mortgage or the indebtedness secured thereby;

          B. This Lease shall not be terminated or affected by said exercise of any remedy provided for in the Mortgage, and any sale by Lender of the Building pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, shall be made subject to this Lease and the rights of Tenant hereunder.

          C.  In no event shall Lender or any other Purchaser be:

              (1) liable for any act or omission of Landlord or any prior landlord;

              (2)  liable for the return of any security deposit;

              (3) subject to any offsets or defenses that the Tenant might have against Landlord or any prior landlord;

              (4) bound by any payment or rent or additional rent that Tenant might have paid to Landlord or any prior landlord for more than the current month; or

              (5) bound by any amendment or modifications of the Lease made without Lender's or such other Purchaser's prior written consent.

          D. Provided that Landlord has previously notified Tenant of Lender's address for notice, Tenant agrees to give prompt written notice to Lender of any default by Landlord that would entitle Tenant to cancel this Lease, and agrees that notwithstanding any provision of this Lease, no notice of cancellation thereof given on behalf of Tenant shall be effective unless Lender has received said notice and has failed within 30 days of the date of receipt thereof to cure Landlord's default, or if the default cannot be cured within 30 days, has failed to commence and to diligently pursue the cure of Landlord's default which gave rise to such right of cancellation. Tenant further agrees to give such notices to any successor of Lender, provided that such successor shall have given written notice of Tenant of its acquisition of Lender's interest in the Mortgage and designated the address to which such notices are to be sent.

          E. Tenant acknowledges that Landlord may execute and deliver to Lender an Assignment of Leases and Rents conveying the rentals under this Lease as additional security for the loan secured by the Mortgage, and Tenant hereby expressly consents to such Assignment.

          F. Tenant agrees to certify in writing to Lender, upon request, whether or not any default on the part of Landlord exists and the nature of any such default.

          G. The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of Lender or Tenant. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions.

     29.  ATTORNMENT AND MORTGAGEE'S REQUEST

          A. Attornment. If any mortgagee of the Building comes into possession or ownership of the Premises, or acquires Landlord's interest by foreclosure of the mortgage or otherwise, upon the mortgagee's request Tenant will attorn to the mortgagee.

          B. Mortgage Modification. If a mortgagee of the Building requests modifications to this Lease as a condition to disbursing any monies to be secured by the mortgage, Tenant agrees that within seven (7) days after request by the mortgagee Tenant will execute, acknowledge and deliver to the mortgagee an agreement, in form and substance satisfactory to the mortgagee, evidencing such modifications, provided they do not increase Tenant's obligations under this Lease or materially adversely affect the leasehold interest created by this Lease.

          C. Estoppel Letter. Tenant agrees that within seven (7) days after request by any mortgagee of the Building, Tenant will execute, acknowledge and deliver to the mortgagee a notice in form and substance satisfactory to the mortgagee (as prepared by Landlord), setting forth such information as the mortgagee may require with respect to this Lease and/or the Premises. If for any reason Tenant does not timely comply with the provisions of this paragraph, Tenant will be deemed to have confirmed that this Lease is in full force and effect with no defaults on the part of either party and without any right of Tenant to offset, deduct or withhold any Rent or Additional Rent.

     30.  TRANSFER BY LANDLORD

          If Landlord's interest in the Building terminates by reason of a bona fide sale or other transfer, Landlord will, upon transfer of the Security Deposit to the new owner, thereupon be released from all further liability to Tenant under this Lease. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combination of all safes, locks and similar items.

     31.  SURRENDER OF PREMISES; HOLDING OVER

          A. Surrender. Tenant agrees to surrender the Premises to Landlord on the Expiration Date (or sooner termination of the Lease Term pursuant to other applicable provisions hereof) in as good condition as they were at the commencement of Tenant's occupancy, ordinary wear and tear, and damage by fire and windstorm excepted.

                                 --------------

                           BLUE LAKE STANDARD LEASE

          B.  Restoration.   In all events, Tenant will promptly restore all
damage caused in connection with any removal of Tenant's personal property. Tenant will pay to Landlord, upon request, all damages that Landlord may suffer on account of Tenant's failure to surrender possession as and when aforesaid and will indemnify Landlord against all liabilities, costs and expenses (including all reasonable attorneys' fees and costs if any) arising out of Tenant's delay in so delivering possession, including claims of any succeeding tenant.

          C. Removal. Upon expiration of the Lease Term, at Landlord's option, Tenant may not be required to remove from the Premises Building Standard Items (as defined in the Work Letter), all of such Building Standard Items are the property of Landlord.

          D. Holdover. If Tenant shall be in possession of the Premises after the expiration of the Term, in the absence of any agreement extending the Term, the tenancy under this Lease shall become one from month to month, terminable by either party on thirty (30) days' prior notice, and shall be subject to all of the terms and conditions of this Lease as though the Term had been extended from month to month, except that (i) the Base Rent payable hereunder for each month during said holdover period shall be equal to one and one-half times (1-1/2) the monthly installment of Base Rent payable during the last month of the Term and
(ii) all Overhead Rent payable hereunder shall be prorated for each month during such holdover period.

          E. No Surrender. No offer of surrender of the Premises, by delivery to Landlord or its agent of keys to the Premises or otherwise, will be binding on Landlord unless accepted by Landlord, in writing, specifying the effective surrender of the Premises. At the expiration or termination of the Lease Term, Tenant shall deliver to Landlord all keys to the Premises and make known to Landlord the location and combinations of all locks, safes and similar items.
No receipt of money by Landlord from Tenant after the Expiration Date (or sooner termination) shall reinstate, continue or extend the Lease Term, unless Landlord specifically agrees to same in writing signed by Landlord at the time such payment is made by Tenant.

     32.  NO WAIVER; CUMULATIVE REMEDIES

          A. No Waiver. No waiver of any provision of this Lease by either party will be deemed to imply or constitute a further waiver by such party of the same or any other provision hereof. The rights and remedies of Landlord under this Lease or otherwise are cumulative and are not intended to be exclusive and the use of one will not be taken to exclude or waive the use of another, and Landlord will be entitled to pursue all rights and remedies available to landlords under the laws of the State of Florida. Landlord, in addition to all other rights which it may have under this Lease, hereby expressly reserves all rights in connection with the Building or the Premises not expressly and specifically granted to Tenant under this Lease and Tenant hereby waives all claims for damages, loss, expense, liability, eviction or abatement it has or may have against Landlord on account of Landlord's exercise of its reserved rights, including, but not limited to, Landlord's right to alter the existing name, address, style or configuration of the Building or the Common Areas, signage, suite identifications, parking facilities, lobbies, entrances and exits, elevators and stairwells.

          B. Rent Payments. No receipt of money by Landlord from Tenant at any time, or any act, or thing done by, Landlord or its agent shall be deemed a release of Tenant from any liability whatsoever to pay Rent, Additional Rent, or any other sums due hereunder, unless such release is in writing, subscribed by a duly authorized officer or agent of Landlord and refers expressly to this Section. Any payment by Tenant or receipt by Landlord of less than the entire amount due at such time shall be deemed to be on account of the earliest sum due. No endorsement or statement on any check or any letter accompanying any check or payment shall be deemed an accord and satisfaction. In the case of such a partial payment or endorsement, Landlord may accept such payment, check or letter without prejudice to its right to collect all remaining sums due and pursue all of its remedies under the Lease.

     33.  WAIVER

          LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM INVOLVING ANY MATER WHATSOEVER ARISING OUT OF OR IN CONNECTION WITH (i) THIS LEASE, (ii) THE PREMISES, (iii) TENANT'S USE OR OCCUPANCY OF THE PREMISES, OR (iv) THE RIGHT TO ANY STATUTORY RELIEF OR REMEDY. TENANT FURTHER WAIVES THE RIGHT TO INTERPOSE ANY PERMISSIVE COUNTERCLAIM OF ANY NATURE IN ANY ACTION OR PROCEEDING COMMENCED BY LANDLORD TO OBTAIN POSSESSION OF THE PREMISES. IF TENANT VIOLATES THIS PROVISION BY FILING A PERMISSIVE COUNTERCLAIM, WITHOUT PREJUDICE TO LANDLORD'S RIGHT TO HAVE SUCH COUNTERCLAIM DISMISSED, THE PARTIES STIPULATE THAT SHOULD THE COURT PERMIT TENANT TO MAINTAIN THE COUNTERCLAIM, THE COUNTERCLAIM SHALL BE SEVERED AND TRIED SEPARATELY FROM THE ACTION FOR POSSESSION PURSUANT TO RULE 1.270(b) OF THE FLORIDA RULES OF CIVIL PROCEDURE OR OTHER SUMMARY PROCEDURES SET FORTH IN SECTION 51.011, FLORIDA STATUTES (1993). THE WAIVERS SET FORTH IN THIS SECTION ARE MADE KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY BY TENANT. TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE MAKING OF THIS WAIVER BY INDEPENDENT COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THESE WAIVERS WITH COUNSEL. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD IN AGREEING TO ENTER INTO THIS LEASE. In the event of any dispute hereunder, or any default in the performance of any term or condition of this Lease, the prevailing party in litigation shall be entitled to recover all costs and expenses associated therewith, including reasonable attorneys' fees.

     34.  CONSENTS AND APPROVALS

     Intentionally not used.

     35.  RULES AND REGULATIONS

          Tenant agrees to abide by all rules and regulations attached hereto as Exhibit "C" and incorporated herein by this reference, as reasonably amended and supplemented from time to time by Landlord. Landlord will not be liable to Tenant for violation of the same or any other act or omission by any other tenant.

     36.  SUCCESSORS AND ASSIGNS

          This Lease will be binding upon and inure to the benefit of the respective heirs, personal and legal representatives, successors and permitted assigns of the parties hereto.

     37.  QUIET ENJOYMENT

          In accordance with and subject to the terms and provisions of this Lease, Landlord warrants that it has full right to execute and to perform under this Lease and to grant the estate demised and that Tenant, upon Tenant's payment of the required

                                 --------------

                           BLUE LAKE STANDARD LEASE

Rent and Additional Rent and performing of all of the terms, conditions, covenants, and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises during the full Lease Term.

     38.  ENTIRE AGREEMENT.

          This Lease, together with the BLI Rider, exhibits, schedules, addenda and guaranties (as the case may be) fully incorporated into this Lease by this reference, contains the entire agreement between the parties hereto regarding the subject matters referenced herein and supersedes all prior oral and written agreements between them regarding such matters. This Lease may be modified only by an agreement in writing dated and signed by Landlord and Tenant after the date hereof.

     39.  HAZARDOUS MATERIALS.

          A.  Representation.  Tenant represents, warrants and covenants that
(1) the Premises will not be used for any dangerous, noxious or offensive trade or business and that it will not cause or maintain a nuisance there, (2) it will not bring, generate, treat, store, use or dispose of Hazardous Substances at the Premises, (3) it shall at all times comply with all Environmental Laws (as hereinafter defined) and shall cause the Premises to comply, and (4) Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Laws. Only for purposes of this paragraph entitled "Representation", the term "Premises" shall mean the Building including Common Areas, parking areas, greenspace and all other elements thereof.

          B. Reporting Requirements. Tenant warrants that it will promptly deliver to the Landlord, (i) copies of any documents received from the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning the Tenant's operations upon the Premises; (ii) copies of any documents submitted by the Tenant to the United States Environmental Protection Agency and/or any state, county or municipal environmental or health agency concerning its operations on the Premises, including but not limited to copies of permits, licenses, annual filings, registration forms and, (iii) upon the request of Landlord, Tenant shall provide Landlord with evidence of compliance with Environmental Laws.

          C. Termination, Cancellation, Surrender. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord free of any and all Hazardous Substances and in compliance with all Environmental Laws and to the complete satisfaction of Landlord. Landlord may require, at Tenant's sole expense at the end of the term, a clean-site certification, environmental audit or site assessment.

          D.  Access and Inspection.    Landlord shall have the right but not
the obligation, at all times during the term of this Lease to (i) enter upon and inspect the Premises, (ii) conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this Article, and (ii) request lists of all Hazardous Substances used, stored or located on the Premises; the cost of all such inspections, tests and investigations to be borne by Tenant. Promptly upon the written request of Landlord, from time to time, Tenant shall provide Landlord, at Tenant's expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable to Landlord to assess with a reasonable degree of certainty the presence or absence of any Hazardous Substances and the potential costs in connection with abatement, cleanup, or removal of any Hazardous Substances found on, under, at, or within the Premises. Tenant will cooperate with Landlord and allow Landlord and Landlord's representatives access to any and all parts of the Premises and to the records of Tenant with respect to the Premises for environmental inspection purposes at any time. In connection therewith, Tenant hereby agrees that Landlord or Landlord's representatives may perform any testing upon or of the Premises that Landlord deems reasonably necessary for the evaluation of environmental risks, costs, or procedures, including soils or other sampling or coring.

          E. Violations - Environmental Defaults. Tenant shall give to Landlord immediate verbal and follow-up written notice of any actual or threatened spills, releases or discharges of Hazardous Substances on the Premises, caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors. Tenant covenants to promptly investigate, clean up and otherwise remediate any spill, release or discharge of Hazardous Substances in or about the Premises or the Building, including but not limited to those caused by the acts or omissions of Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors at Tenant's sole cost and expense; such investigation, clean up and remediation to be performed in accordance with all Environmental Laws and to the satisfaction of Landlord and after Tenant has obtained Landlord's written consent. Tenant shall return the Premises to the condition existing prior to the introduction of any such Hazardous Substances.

              (1) In the event of (1) a violation of an Environmental Law, (2) a release, spill or discharge of a Hazardous Substance on or from the Premises, or
(3) the discovery of an environmental condition requiring response which violation, release, or condition is attributable to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers, or contractors, or (4) an emergency environmental condition (collectively "Environmental Defaults"), Landlord shall have the right, but not the obligation, to immediately enter the Premises, to supervise and approve any actions taken by Tenant to address the violation, release or environmental condition; and in the event Tenant fails to immediately address such violation, release, or environmental condition, or if the Landlord deems it necessary, then Landlord may perform, at Tenant's expense, any lawful actions necessary to address the violation, release, or environmental condition.

              (2) Landlord has the right, but not the obligation to cure any Environmental Defaults, has the right to suspend some or all of the operations of the Tenant until it has determined to its sole satisfaction that appropriate measures have been taken, and has the right to terminate this Lease upon the occurrence of an Environmental Default.

          F. Additional Rent. Any expenses which the Landlord incurs, which are to be at Tenant's expense pursuant to this Article, will be considered Additional Rent under this Lease and shall be paid by Tenant on demand by Landlord.

          G. Assignment and Subletting. Notwithstanding anything to the contrary in this Lease, the Landlord may condition its approval of any assignment or subletting by Tenant to an Assignee or Subtenant that in the sole judgment of the Landlord does not create any additional environmental exposure.

          H. Indemnification. Tenant shall indemnify, defend (with counsel approved by Landlord) and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees and agents harmless from and against any and all claims, judgments, damages (including consequential damages), penalties, fines, liabilities, losses, suits, administrative proceedings, costs and expenses of any kind or nature, known or unknown, contingent or otherwise, which arise out of or in anyway related to the acts or omissions of Tenant, its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors during or after the term of this Lease (including, but not limited to, attorneys', consultant, laboratory and expert fees expert fees and including without limitation,

                                  ----------

                           BLUE LAKE STANDARD LEASE
diminution in the value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and damages arising from any adverse impact on marketing of space), arising from or related to the use, presence, transportation, storage, disposal, spill, release or discharge of hazardous Substances on or about the Premises. However, notwithstanding the foregoing, Tenant shall have no responsibility for any Hazardous Substances, if any, located in the Premises as of the date of the execution of this Lease.

          I.  Definitions.

              (1) "Hazardous Substance" means, (i) asbestos and any asbestos containing material and any substance that is then defined or listed in, or otherwise classified pursuant to, any Environmental Laws or any applicable laws or regulations as a "hazardous substance", "hazardous material", "hazardous waste", "infectious waste", "toxic substance", "toxic pollutant" or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, or Toxicity Characteristic Leaching Procedure (TCLP) toxicity, (ii) any petroleum and drilling fluids, produced waters, and other wastes associated with the exploration, development or production of crude oil, natural gas, or geothermal resources and (iii) petroleum products, polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive material (including any source, special nuclear, or by-product material), and medical waste.

              (2) "Environmental Laws" collectively means and includes all present and future laws and any amendments (whether common law, statute, rule, order, regulation or otherwise), permits, and other requirements or guidelines of governmental authorities applicable to the Premises and relating to the environment and environmental conditions or to any Hazardous Substance (including, without limitation, CERCLA, 42 U.S.C. (S) 9601, et. seq.; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. (S) 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1801, et seq., the Federal Water Pollution Control Act, 33 U.S.C. (S)1251, et seq., the Clean Air Act, 33 U.S.C. (S) 7401, et seq., the Clear Air Act, 42 U.S.C. (S)741, et seq., the Toxic Substances Control Act, 15 U.S.C. (S) 2601-2629, the Safe Drinking Water Act, 42 U.S.C. (S) 300f-300j, the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (S) 1101, et seq., and any so-called "Super Fund" or "Super Lien" law, any law requiring the filing of reports and notices relating to hazardous substances, environmental laws administered by the Environmental Protection Agency, and any similar state and local laws and regulations, all amendments thereto and all regulations, orders, decisions, and decrees now or hereafter promulgated thereunder concerning the environment, industrial hygiene or public health or safety.)

          J. Radon. RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risk to persons who are exposed to it over time. Levels of radon that exceed Federal and State Guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.


     40.  BANKRUPTCY PROVISIONS.

          A. Event of Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord, and shall not constitute the property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under this Section not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid or delivered to Landlord. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment.

          B. Additional Remedies. In addition to any rights or remedies hereinbefore or hereinafter conferred upon Landlord under the terms of this Lease, the following remedies and provisions shall specifically apply in the event Tenant is in default of this Lease:

              (1) In all events, any receiver or trustee in bankruptcy shall either expressly assume or reject this Lease within sixty (60) days following the entry of an "Order for Relief" or within such earlier time as may be provided by applicable law.

              (2) In the event of an assumption of this Lease by a debtor or by a trustee, such debtor or trustee shall within fifteen (15) days after such assumption (i) cure any default or provide adequate assurance that defaults will be promptly cured; (ii) compensate Landlord for actual pecuniary loss or provide adequate assurance that compensation will be made for actual monetary loss, including, but not limited to, all attorneys' fees and costs incurred by Landlord resulting from any such proceedings; and (iii) provide adequate assurance of future performance.

              (3) Where a default exists under this Lease, the trustee or debtor assuming this Lease may not require Landlord to provide services or supplies incidental to this Lease before its assumption by such trustee or debtor, unless Landlord is compensated under the terms of this Lease for such services and supplies provided before the assumption of such Lease.

              (4) The debtor or trustee may only assign this Lease if (i) it is assumed and the assignee agrees to be bound by this Lease, (ii) adequate assurance of future performance by the assignee is provided, whether or not there has been a default under this Lease, and (iii) the debtor or trustee has received Landlord's prior written consent pursuant to the provisions of this Lease. Any consideration paid by any assignee in excess of the rental reserved in this Lease shall be the sole property of, and paid to, Landlord.

              (5) Landlord shall be entitled to the fair market value for the Premises and the services provided by Landlord (but in no event less than the rental reserved in this Lease) subsequent to the commencement of a bankruptcy event.

              (6) Any security deposit given by Tenant to Landlord to secure the future performance by Tenant of all or any of the terms and conditions of this Lease shall be automatically transferred to Landlord upon the entry of an "Order of Relief", such being deemed a material part of the consideration for Landlord's agreement to enter into this Lease.

              (7) The parties agree that Landlord is entitled to adequate assurance of future performance of the terms and provisions of this Lease in the event of an assignment under the provisions of the Bankruptcy Code. For purposes of any such assumption or assignment of this Lease, the parties agree that the term "adequate assurance" shall include, without limitation, at least the following: (i) any proposed assignee must have, as demonstrated to Landlord's satisfaction, a net worth (as defined in accordance with generally accepted accounting principles consistently applied) in an amount sufficient to assure that the proposed assignee will have the

                                  ----------

                           BLUE LAKE STANDARD LEASE
resources to meet the financial responsibilities under this Lease, including the payment of all Rent; the financial condition and resources of Tenant are material inducements to Landlord entering into this Lease; (ii) any proposed assignee must have engaged in the permitted use described in the BLI Rider for at least five (5) years prior to any such proposed assignment, the parties hereby acknowledging that in entering into this Lease, Landlord considered extensively Tenant's permitted use and determined that such permitted business would add substantially to the tenant balance in the Building, and were it not for Tenant's agreement to operate only Tenant's permitted business on the Premises, Landlord would not have entered into this Lease, and that Landlord's operation of the Building will be materially impaired if a trustee in bankruptcy or any assignee of this Lease operates any business other than Tenant's permitted business; (iii) any assumption of this Lease by a proposed assignee shall not adversely affect Landlord's relationship with any of the remaining tenants in the Building taking into consideration any and all other "use" clauses and/or "exclusivity" clauses which may then exist under their leases with Landlord; and (iv) any proposed assignee must not be engaged in any business or activity which it will conduct on the Premises and which will subject the Premises to contamination by any Hazardous Materials.

     41.  FIRE PREVENTION SYSTEMS.

          Except as otherwise provided in subparagraph (D) herein, Landlord shall be responsible for the cost of any change, modification, alteration or installation of any new or existing sprinkler system, fire extinguishing system and/or fire detection system which may now or hereafter be required as follows:

          A. If the National Board of Fire Underwriters or any local Board of Fire Underwriters or Insurance Exchange (or other bodies hereafter exercising similar functions) shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Premises or Alterations performed by Tenant; OR

          B. If any law, regulation, or order or if any bureau, department, or official of the Federal, State, and/or Municipal Governments shall require or recommend the installation of fire extinguishers, a "sprinkler system," fire detection and prevention equipment (including, but not limited to, smoke detectors and heat sensors), or any changes, modifications, alterations, or the installation of additional sprinkler heads or other equipment for any existing sprinkler system, fire extinguishing system, and/or fire detection system for any reason, whether or not attributable to Tenant's use of the Premises or Alterations performed by Tenant; OR

          C. If any such installations, changes, modifications, alterations, sprinkler heads, or other equipment become necessary to prevent the imposition of a penalty, an additional charge, or an increase in the fire insurance rate as fixed by said Board or Exchange, from time to time, or by any fire insurance company as a result of the use of the Premises whether or not the same is a Permitted Use under this Lease.

          D. Notwithstanding the foregoing, the Tenant shall be responsible for the cost of any change, modification, alteration or installation of any new or existing sprinkler system, fire extinguishing system and/or fire detection system which may or hereafter be required by virtue of a condition of abuse or disrepair brought about by the actions or failure to act of the Tenant or by virtue of the election of the Tenant to make such change, modification, or alteration in the absence of any other requirements contained in subparagraphs
(A), (B) and (C) herein. In the event that the Tenant shall elect or be required to make any changes, modification, or alteration, the Landlord may, at its sole option, elect to perform the work and charge the cost thereof to Tenant as Additional Rent. The Tenant shall pay to Landlord the full cost of such work within fifteen (15) days after Landlord has presented invoices and/or paid receipts for the same. If the Landlord does not elect to perform such work, the Tenant shall immediately proceed, at its sole cost, to perform the work upon the following conditions:

          A. a general contractor licensed in Florida and approved by Landlord shall be utilized

          B. all laws, ordinances and regulations governing such work shall be complied with

          C. a payment and performance bond in Landlord's favor and with a surety acceptable to Landlord shall be obtained

          D. the construction contract and all plans and specifications for the work shall be subject to Landlord's approval.

     42.  MISCELLANEOUS.

          A. If Tenant has a lease for other space in the Building, any default by Tenant under such lease will constitute a default hereunder.

          B. If any term or condition of this Lease or the application thereof to any person or circumstance is, to any extent, invalid or unenforceable, the remainder of this Lease, or the application of such term or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, is not to be affected thereby and each term and condition of this Lease is to be valid and enforceable to the fullest extent permitted by law. This Lease will be construed in accordance with the laws of the State of Florida.

          C. Submission of this Lease to Tenant does not constitute an offer, and this Lease becomes effective only upon execution and delivery by both Landlord and Tenant.

          D. Tenant acknowledges that it has not relied upon any statement, representation, prior or contemporaneous written or oral promises, agreements or warranties, except such as are expressed herein.

          E. Tenant will pay before delinquency all taxes assessed during the Lease Term against any occupancy interest in the Premises or personal property of any kind owned by or placed in, upon or about the Premises by Tenant.

          F. If Tenant, with Landlord's consent, occupies the Premises or any part thereof prior to the beginning of the Lease Term, all provisions of this Lease will be in full force and effect commencing upon such occupancy, except that Base Rent and Additional Rent shall not be required to be paid until February 1, 1998.

          G. Each party represents and warrants that it has not dealt with any agent or broker in connection with this transaction except for Blue Lake Realty, Inc. and the agents or brokers specifically set forth in the BLI Rider with respect to each Landlord and Tenant. If either party's representation and warranty proves to be untrue, such party will indemnify the other party against all resulting liabilities, costs, expenses, claims, demands and causes of action, including reasonable attorneys' fees and costs through all appellate actions and proceedings, if any. The foregoing will survive the end of the Lease Term.

                                  ----------

                           BLUE LAKE STANDARD LEASE

          H. Neither this Lease nor any memorandum hereof will be recorded by Tenant.

          I. Nothing contained in this Lease shall be deemed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any other provisions contained in this Lease nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

          J. Whenever in this Lease the context allows, the word "including" will be deemed to mean "including without limitation". The headings of articles, sections or paragraphs are for convenience only and shall not be relevant for purposes of interpretation of the provisions of this Lease.

          K. This Lease does not create, nor will Tenant have, any express or implied easement for or other rights to air, light or view over or about the Building or any part thereof.

          L. Landlord reserves the right to use, install, monitor, and repair pipes, ducts and conduits within the walls, columns, and ceilings of the Premises.

          M. Any acts to be performed by Landlord under or in connection with this Lease may be delegated by Landlord to its managing agent or other authorized person or firm.

          N. It is acknowledged that each of the parties hereto has been fully represented by legal counsel and that each of such legal counsel has contributed substantially to the content of this Lease. Accordingly, this Lease shall not be more strictly construed against either party hereto by reason of the fact that one party may have drafted or prepared any or all of the terms and provisions hereof.

          O. Landlord and Tenant acknowledge that the terms and provisions of this Lease have been negotiated based upon a variety of factors, occurring at a coincident point in time, including, but not limited to: (i) the individual principals involved and the financial strength of Tenant, (ii) the nature of Tenant's business and use of the Premises, (iii) the current leasing market place and the economic conditions affecting rental rates, (iv) the present and projected tenant mix of the Building, and (v) the projected juxtaposition of tenants on the floor(s) upon which the Premises are located and the floors within the Building. Therefore, recognizing the totality, uniqueness, complexity and interrelation of the aforementioned factors, the Tenant agrees to use its best efforts not to disseminate in any manner whatsoever, and shall cause its brokers, agents and representatives, by written agreement not to disseminate (whether by word of mouth, mechanical reproduction, physical tender or by any manner of visual or aural transmission or review) the terms and conditions of this Lease to third parties who could in any way be considered presently or in the future as prospective tenants for this or any other leasehold property with which Landlord may be involved.

          P. If more than one person or entity is named herein as Tenant, their liability hereunder will be joint and several. In case Tenant is a corporation, Tenant (a) represents and warrants that this Lease has been duly authorized, executed and delivered by and on behalf of Tenant and constitutes the valid and binding agreement of Tenant in accordance with the terms hereof, and (b) Tenant shall deliver to Landlord or its agent, concurrently with the delivery of this Lease, executed by Tenant, certified resolutions of the board of directors (and shareholders, if required) authorizing Tenant's execution and delivery of this Lease and the performance of Tenant's obligations hereunder. In case Tenant is a partnership, Tenant represents and warrants that all of the persons who are general or managing partners in said partnership have executed this Lease on behalf of Tenant, or that this Lease has been executed and delivered pursuant to and in conformity with a valid and effective authorization therefor by all of the general or managing partners of such partnership, and is and constitutes the valid and binding agreement of the partnership and every partner therein in accordance with its terms. It is agreed that each and every present and future partner in Tenant shall be and remain at all times jointly and severally liable hereunder and that neither the death, resignation or withdrawal of any partner, nor the subsequent modification or waiver of any of the terms and provisions of this Lease, shall release the liability of such partner under the terms of this Lease unless and until Landlord shall have consented in writing to such release.

          Q. Landlord has made no inquiries about and makes no representations (express or implied) concerning whether Tenant's proposed use of the Premises is permitted under applicable law, including applicable zoning law; should Tenant's proposed use be prohibited, Tenant shall be obligated to comply with applicable law and this Lease shall nevertheless remain in full force and effect.

          R. Notwithstanding anything to the contrary in this Lease, if Landlord cannot perform any of its obligations due to events beyond Landlord's control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond Landlord's control include, but are not limited to, hurricanes and floods and other acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation or restriction and weather conditions.

          S. Tenant agrees to pay, before delinquency, all taxes assessed during the Lease Term agreement (i) all personal property, trade fixtures, and improvements located in or upon the Premises and (ii) any occupancy interest of Tenant in the Premises.

          T. The Tenant shall submit to Landlord annually, not later than one hundred twenty (120) days after its fiscal year end, annual audited financial statements and accountant-prepared compilation-quality combined statement on all affiliated entities, all in form and content satisfactory to Landlord.

     43.  DELIVERY OF GUARANTY.

     Intentionally not used.

     44.  CONFIDENTIALITY.

     Tenant agrees that information concerning Landlord and the Blue Lake project, and the financial terms of this Lease, are confidential and proprietary information and Tenant agrees that it will not permit the duplication or disclosure of any such information to any person, unless such duplication, use, or disclosure is specifically authorized by Landlord in writing. Confidential and proprietary information is not meant to include any information that is in the public domain. In addition, Tenant agrees to keep the terms and conditions as contained herein confidential, with the following exceptions:

          A. Tenant may disclose the contents of this Lease to its advisors in the contemplated transaction, so long as the advisor agrees in writing to maintain confidentiality; and

          B. Tenant may disclose such information as required by court order.

                                  ----------

                           BLUE LAKE STANDARD LEASE

          C. Tenant may disclose such information as required by the securities laws and regulations of the United States of America.

Landlord and Tenant shall cooperate in the issuance of press releases or statements to the media regarding this Lease.

     45.  SIGNAGE/ENTRY WAY FEATURE.

     Tenant shall have the option to erect, at its sole cost and expense, subject to the approval of the appropriate governmental agencies, and the approval of Landlord as to size, image and location, in the Landlord's sole discretion, one (1) pylon sign at the entrance to the Premises, bearing the name of the Tenant only.

     Landlord shall consult with Tenant in the design, size and color specification of the exterior entry way feature to the Premises, however, the Landlord's decision as to the design and specifications shall be final.

     46.  CARPOOLING, MASS TRANSIT AND TRAFFIC CONTROL.

     Tenant acknowledges that, due to the nature and size of the Building, Landlord may be required by applicable governmental authorities to participate in, and require tenants to participate in, carpool programs, mass transit programs, flexible shift and other flexible time programs, and other traffic reduction programs and measures. Tenant agrees to participate in and comply with such programs and measures required by applicable governmental authorities.

     47.  UTILITY PROVIDERS.

     Any reference in this Lease to Florida Power & Light, or any affiliate thereof, as a utility provider chosen by the Landlord shall mean any such provider of utility services as from time-to-time may be designated by the Landlord as the utility provider for the Project.

     48.  ASSOCIATION.

     The Blue Lake Project, including the Building, in which the Premises are located shall be subject to a Declaration of Restrictive Covenants, Easements and Conditions (the "Declaration") which shall govern certain matters with respect to the development, management and maintenance of the Blue Lake project, and to satisfy requirements with respect to surface water management, drainage and other aspects of the Blue Lake project. The Declaration shall provide for the creation of a property owner's association ("Association") to perform certain management, operational and maintenance obligations pursuant thereto. The Association will have the authority to levy fees and assessments against the Project, including the Building, to pay for the obligations of the Association. This Lease is subject to the Declaration, upon the recordation of the Declaration, and to the rights of the Association pursuant thereto. Additionally, fees and assessments of the Association paid by the Landlord shall be deemed Operating Expenses for the purpose of determining Overhead Rent.

     49.  VENDING MACHINES.

     No Tenant shall obtain, or accept for use in the Premises, vending machines or pay telephones, or other similar services from any persons other than those specifically designated by Landlord to offer or distribute such services.

                           [SIGNATURE PAGE FOLLOWS]

                                  ----------

                           BLUE LAKE STANDARD LEASE

          IN WITNESS WHEREOF, the parties have signed and delivered this Lease as of the day and year first above written.


WITNESSES:                               "TENANT"

/s/ Colleen Spinelli
---------------------------              HIWAY TECHNOLOGIES, INC.
/s/ Jason R. Carres                      a Florida corporation
---------------------------
(As to Tenant)
                                         By: /s/ Scott H. Adams
                                            ----------------------------------
                                              Scott H. Adams, President



WITNESSES:                               "LANDLORD"

/s/ Colleen Spinelli
---------------------------              BLUE LAKE, LTD., a Florida limited
/s/ Jason R. Carres                      partnership
---------------------------
                                         By: Blue Lake, Inc., a Florida
                                         corporation, its general partner

                                         By: /s/ Michael D. Masanoff E.V.P.
                                            ----------------------------------
                                         Print Name: Michael D. Masanoff
                                                    --------------------------
                                         Title: EXECUTIVE VICE PRESIDENT
                                                ------------------------------

                                  ----------

                           BLUE LAKE STANDARD LEASE

                                  Exhibit "B"

                             Work Letter Agreement

     In the event of any inconsistencies between this Agreement and the Lease dated concurrently herewith to which this Agreement is attached as EXHIBIT "B", this Agreement shall control. Capitalized terms used in this Agreement shall, unless otherwise specifically set forth herein, have the same meanings as in the Lease.

     1. Landlord's sole obligation as relates to the initial build-out of the Premises shall be to construct the demising walls and to install a separate electrical meter, and, as necessary, at the sole discretion of the Landlord, a
separate HVAC submeter for the Premises.   Tenant shall complete or cause the
completion of the initial build-out of the Premises as shown on the Final Plans (defined in Paragraph 2.) and as more fully described in this Section ("Tenant's Initial Improvements"). Tenant shall retain an architect and/or engineer licensed in the State of Florida to prepare complete and detailed demolition, architectural, structural, mechanical and engineering plans and specifications prepared by and stamped and certified by such architect or engineer, showing Tenant's Initial Improvements ("Construction Plans"). The Landlord's published list of pre-approved general contractors for The Blue Lake Project shall have the exclusive right to bid for Tenant's construction contract. The cost of the Construction Plans shall be the responsibility of Tenant. The Construction Plans shall be acceptable to Landlord in its reasonable discretion. Tenant's Initial Improvements shall meet or exceed the minimum standards for Tenant's Initial Improvements ("Minimum Building Materials and Construction") attached hereto as Exhibit "B-1" and otherwise as determined by Landlord in its reasonable discretion. If applicable, Tenant's Construction Plans shall include all information necessary to reflect Tenant's requirements for the installation of any supplemental air conditioning system and ductwork, heating, electrical, plumbing and other mechanical systems and all work necessary to connect any special or non-standard facilities to the Building's base mechanical, electrical and structural systems. Tenant deliver to Landlord not less than thirty (30) business days prior to commencing construction not less than three (3) signed and sealed sets of the Construction Plans. Tenant's Construction Plans shall include, but not be limited to, indication or identification of the following:

          A. locations and structural design of all floor area requiring live load capacities in excess of 75 pounds per square foot;

          B.  the density of occupancy in large work areas;

          C. the location of any food service areas or vending equipment rooms if permitted by Landlord;

          D. areas requiring 24-hour air conditioning, Tenant's supplemental HVAC units (if any), and electrical consumption submeters if required by Landlord;

          E.  location of rooms for telephone equipment;

          F. locations and types of plumbing, if any, required for toilets (other than core facilities), sinks, drinking fountains, etc.;

          G.  light switching of offices, conference rooms, etc.;

          H. layouts for specially installed equipment, including computers, size and capacity of mechanical and electrical services required and heat projection of equipment;

          I. dimensioned location of: (a) electrical receptacles (120 volts), including receptacles for wall clocks, and telephone outlets and their respective locations (wall or floor), (b) electrical receptacles for use in the operation of Tenant's business equipment which requires 208 volts or separate electrical circuits, (c) electronic calculating, CRT systems, etc., and (d) special audio-visual requirements;

          J. special fire protection equipment and raised flooring where permitted by Building systems and otherwise approved by Landlord;

          K.  reflected ceiling plan;

          L. information concerning air conditioning loads, including, but not limited to, air volume amounts at all supply vents;

          M.  non-building standard ceiling heights and/or materials;

          N.  materials, colors and designs of wall coverings and finishes;

          O. painting and decorative treatment required to complete all construction;

          P.  swing of each door;

          Q. a schedule for doors (including dimensions for undercutting of doors to clear carpeting) and frames complete with hardware; and

          R. all other information necessary to make the work complete and in all respects ready for operation.



                                   PAGE B-1

                               ----------------

                           BLUE LAKE STANDARD LEASE

     2. As used herein, "Final Plans" refers to the Construction Plans after the same have been approved in writing by Landlord. The Landlord Contribution to cost of construction is set forth in the BLI Rider. Tenant shall be responsible for the entire cost of Tenant's Initial Improvements including any revisions to the Final Plans ("Revisions").

     3. Promptly following Landlord's approval of the Final Plans, Tenant shall cause the Final Plans to be submitted for bids to not fewer than three (3) qualified contractors, including Blue Lake Construction of Boca Raton, Inc., reasonably acceptable to Landlord. Tenant shall engage the most qualified bidder as the contractor for the Tenant's Initial Improvements ("Contractor") under a separate agreement for construction. Landlord shall not be liable for the work of or payment to the Contractor.

     4. Landlord shall not be responsible or liable for any delay in substantially completing Tenant's Initial Improvements as a result of any act, neglect, failure or omission of Tenant, its agents, servants, employees, the Contractors, or subcontractors ("Tenant Delay"). Tenant Delay includes without limitation any of the following:

          A. Tenant's failure to furnish plans, drawings, and specifications in accordance with and at the times required by this Work Letter; or

          B. any delays resulting from the disapproval by Landlord or Landlord's Consultant of all or a portion of Tenant's revised plans and specifications as resubmitted after initial submission; or

          C. any delays resulting from Tenant's disapproval of the cost of Tenant's Extra Cost, which delay shall be deemed to commence upon the date of Tenant's disapproval of the cost of Tenant's Extra Cost and end on the date of Tenant's final approval of such cost; or

          D. Tenant's request for materials, finishes or installations which are not readily available at the time Landlord is ready to install same; or

          E.  Any change(s) to or revision(s) of the Final Plans ("Revisions");
     or

          F. the performance of work by a person, firm or corporation employed by Tenant and delays in the completion of the said work by said person, firm, or corporation.


     5. Except as hereinafter provided, neither Tenant nor its agents, employees, invitees or independent contractors shall enter the Premises during construction of Tenant's Initial Improvements. Tenant hereby designates Tenant's Construction Agent as set forth in the BLI Rider for the purposes of submitting to Landlord or Landlord's Consultant and authorizing Revisions to the Final Plans. Tenant's Construction Agent shall have the right from time to time to inspect the Premises during the course of Tenant's Initial Improvements provided Tenant's Construction Agent shall make a prior appointment with Landlord and/or its contractor at a mutually convenient time.

     6. Tenant shall have the right to make Revisions from time to time after Final Plans have been prepared. All Revisions shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld provided the Revisions are non-structural in nature. Landlord shall either approve or disapprove the Revisions within five (5) business days after submission thereof by Tenant. Without limiting the generality of the foregoing, no Revision will be approved unless (a) all changes to and modifications from the Final Plans are circled or highlighted as per standard practices and (b) said Revisions conform with the requirements of this Work Letter. Landlord or Landlord's Consultant shall notify Tenant in writing of the cost of the Revisions, and any Tenant Delay that the performance of the same may entail. If Tenant agrees with the cost and delay of such Revisions, Tenant shall acknowledge Tenant's approval in writing within three (3) business days after Landlord's notice thereof to Tenant. If Tenant fails to approve of the cost of such Revisions (and, if requested by Landlord, the amount of any Tenant Delay that Landlord estimates will occur as a result of such Revisions) within three (3) business days, Landlord or Landlord's Consultant shall not approve such Revisions in their sole and absolute discretion. The cost of any Revisions shall be borne solely by Tenant and the Revisions shall not delay the Commencement Date hereunder.

     7. Tenant shall use due diligence to complete Tenant's Initial Improvements as soon as may be practicable. Landlord shall not be liable in any manner whatsoever for its failure to do so by any particular date.

     8. Tenant shall notify Landlord of the date of Substantial Completion at least five (5) days prior thereto. As used herein, "Substantial Completion" shall mean that, with the exception of punch-list items, Tenant's Initial Improvements shall have been completed in accordance with the Final Plans and all mechanical systems serving or affecting the Premises shall then be in working order. Landlord and Tenant shall thereupon set a mutually convenient time for Tenant's Construction Agent and Landlord or Landlord's Consultant to inspect the Premises. Upon completion of the inspection, Tenant's Construction Agent shall acknowledge in writing that substantial completion has occurred.






                                   PAGE B-2

                               ----------------

                           BLUE LAKE STANDARD LEASE

                           FIRST AMENDMENT TO LEASE



     THIS FIRST AMENDMENT TO LEASE (this "Amendment") is made effective as of the 2nd day of January, 1998, by and between BLUE LAKE, LTD., (the "Landlord") and HIWAY TECHNOLOGIES, INC., (the "Tenant").


                                 WITNESSETH:

     WHEREAS, Landlord and Tenant are bound under that certain Blue Lake Corporate Center Standard Lease dated September 23, 1997 (the "Lease") regarding certain leased premises (the "Existing Premises") described in the Lease, being located in Blue Lake Corporate Center, Boca Raton, Florida; and

     WHEREAS, Tenant wishes to lease from Landlord certain additional space in Blue Lake Corporate Center as more particularly described below (the "Additional Premises"), and Landlord has agreed to lease the Additional Premises to Tenant subject to and on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid by Tenant to Landlord, the mutual promises contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1. Recitals.  The foregoing recitals are true and correct and are hereby
        --------
incorporated by this reference as if set forth in their entirety.

     2. Defined Terms.  Terms in this Amendment shall have the same meaning as
        -------------
ascribed to said terms in the Lease, unless otherwise provided in this Amendment. As hereby amended, the Lease and this Amendment shall hereinafter be referred to as the "Lease".

     3. Additional Premises.  Attached hereto as Exhibit "A" is a floor plan of
        -------------------
the Additional Premises which the parties hereto stipulate contains approximately 21,000 usable square feet, which, when multiplied by an add-on factor of fifteen (15%) percent, yields a Net Rentable Area of 24,150 square feet. Commencing on the Additional Premises Commencement Date (as hereinafter defined), (i) the Premises shall be deemed and defined to include the Existing Premises together with the Additional Premises for a stipulated combined aggregate total of approximately 74,750 Rentable Square Feet; and (ii) Tenant's Share with respect to the Additional Premises is 1.3542% for a combined Tenant's Share of 4.19% for the entire Premises. The Additional Premises Commencement Date shall be the earlier to occur of: (i) February 1, 1998, or (ii) the date on which Tenant takes occupancy of the Additional Premises.

     4. Lease Term for Additional Premises.  The Lease Term with regard to the
        ----------------------------------
Additional Premises shall be seven (7) years and run coterminously with the Lease Term with respect to the Existing Premises in accordance with the Lease.

     5. Base Rent.  Base Rent for each Lease Year for the Additional Premises
        ---------
shall conform and be the same as the Base Rent designated for each Lease Year as detailed in the Lease. Accordingly, by way of example, the Base Rent for the First Lease Year for the Additional Premises shall be Seven and NO/100 Dollars ($7.00) per Rentable Square Foot. The schedule of increases in Base Rent for the Existing Premises shall be in accordance with the terms of the Lease. However, provided that the Tenant fully complies with all terms of this Lease, for the entire term thereof, Landlord will defer and then waive Base Rent and Overhead Rent, applicable to the Additional Premises, for months one (1) through twenty-four (24), inclusive, following the Additional Premises

Commencement Date.

     6. Ratification.  Except as herein specifically amended, the terms of the
        ------------
Lease are incorporated herein by reference as if fully set forth herein and shall apply to and bind the Additional Premises. In the event of any conflict or ambiguity between this Amendment and the Lease, this Amendment shall pre-empt and control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this Amendment. Landlord and Tenant each represent and warrant to the other that (i) the execution and delivery of the Amendment has been fully authorized by all necessary corporate action, and (ii) this Amendment is valid, binding and legally enforceable in accordance with its terms.

     IN WITNESS WHEREOF, Landlord and Tenant have each executed this Amendment on the dates written below their names.

Signed, sealed and delivered
in the presence of

Witnesses:                              TENANT:


                                        HIWAY TECHNOLOGIES, INC. A FLORIDA
                                        CORPORATION





/s/ Harriet Lowkowitz                   By: /s/ Scott H. Adams
------------------------------              -------------------------------
Print Name: Harriet Lowkowitz           Print Name: Scott H. Adams
            ------------------                      -----------------------
/s/ Colleen Spinelli                    Title: President
------------------------------                 ----------------------------
Print Name: Colleen Spinelli
            ------------------



                                        LANDLORD:


                                        BLUE LAKE, LTD., A FLORIDA LIMITED
                                        PARTNERSHIP

                                        BY: BLUE LAKE, INC., A FLORIDA
                                        CORPORATION


/s/ Jason R. Carres                     By: /s/ Michael D. Masanoff E.V.P.
------------------------------              -------------------------------
Print Name: Jason R. Carres             Print Name: Michael D. Masanoff
            ------------------                      -----------------------
/s/ Joseph Good                         Title: Executive Vice President
------------------------------                 ----------------------------
Print Name: Joseph Good
            ------------------

                             AMENDED AND RESTATED
                           FIRST AMENDMENT TO LEASE



     THIS AMENDED AND RESTATED FIRST AMENDMENT TO LEASE (this "Amendment") is made effective as of the 28th day of January, 1998, by and between BLUE LAKE, LTD., (the "Landlord") and HIWAY TECHNOLOGIES, INC., (the "Tenant").


                                 WITNESSETH:

     WHEREAS, Landlord and Tenant are bound under that certain Blue Lake Corporate Center Standard Lease dated September 23, 1997 (the "Lease") regarding certain leased premises (the "Existing Premises") described in the Lease, being located in Blue Lake Corporate Center, Boca Raton, Florida; and

     WHEREAS, Tenant wishes to lease from Landlord certain additional space in Blue Lake Corporate Center as more particularly described below (the "Additional Premises"), and Landlord has agreed to lease the Additional Premises to Tenant subject to and on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sum of TEN and NO/100 DOLLARS ($10.00) paid by Tenant to Landlord, the mutual promises contained herein, and other good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant do hereby agree as follows:

     1. Recitals.  The foregoing recitals are true and correct and are hereby
        --------
incorporated by this reference as if set forth in their entirety.

     2. Defined Terms.  Terms in this Amendment shall have the same meaning as
        -------------
ascribed to said terms in the Lease, unless otherwise provided in this Amendment. As hereby amended, the Lease and this Amendment shall hereinafter be referred to as the "Lease".

     3. Additional Premises.  Attached hereto as Exhibit "A" is a floor plan of
        -------------------
the Additional Premises which the parties hereto stipulate contains approximately 24,670 usable square feet, which, when multiplied by an add-on factor of fifteen (15%) percent, yields a Net Rentable Area of 28,371 rentable square feet. Commencing on the Additional Premises Commencement Date (as hereinafter defined), (i) the Premises shall be deemed and defined to include the Existing Premises together with the Additional Premises for a stipulated combined aggregate total of approximately 78,971 Rentable Square Feet; and (ii) Tenant's Share with respect to the Additional Premises is 1.59% for a combined Tenant's Share of 4.43% for the entire Premises. The Additional Premises Commencement Date shall be the earlier to occur of: (i) February 1, 1998, or
(ii) the date on which Tenant takes occupancy of the Additional Premises.

     4. Lease Term for Additional Premises.  The Lease Term with regard to the
        ----------------------------------
Additional Premises shall run coterminously with the Lease Term with respect to the Existing Premises in accordance with the Lease.

     5. Base Rent.  Base Rent for each Lease Year for the Additional Premises
        ---------
shall conform and be the same as the Base

Rent designated for each Lease Year as detailed in the Lease. Accordingly, by way of example, the Base Rent for the First Lease Year for the Additional Premises shall be Seven and NO/100 Dollars ($7.00) per Rentable Square Foot. The schedule of increases in Base Rent for the Existing Premises shall be in accordance with the terms of the Lease. However, provided that the Tenant fully complies with all terms of this Lease, for the entire term thereof, Landlord will defer and then waive Base Rent and Overhead Rent, applicable to the Additional Premises, for months one (1) through twenty-four (24), inclusive, following the Additional Premises Commencement Date.

     6. Ratification.  Except as herein specifically amended, the terms of the
        ------------
Lease are incorporated herein by reference as if fully set forth herein and shall apply to and bind the Additional Premises. In the event of any conflict or ambiguity between this Amendment and the Lease, this Amendment shall pre-empt and control. The parties hereby ratify and confirm their rights and obligations under the Lease as modified by this Amendment. Landlord and Tenant each represent and warrant to the other that (i) the execution and delivery of the Amendment has been fully authorized by all necessary corporate action, and (ii) this Amendment is valid, binding and legally enforceable in accordance with its terms.

     7. THIS AMENDED AND RESTATED FIRST AMENDMENT TO LEASE SHALL REVISE AND REPLACE THE FIRST AMENDMENT TO LEASE DATED 1/2/98.

     IN WITNESS WHEREOF, Landlord and Tenant have each executed this Amendment on the dates written below their names.

Signed, sealed and delivered
in the presence of

Witnesses:                              TENANT:


                                        HIWAY TECHNOLOGIES, INC. A FLORIDA
                                        CORPORATION





/s/ Colleen Spinelli                    By: /s/ Scott H. Adams
------------------------------              -------------------------------
Print Name: Colleen Spinelli            Print Name: Scott H. Adams
            ------------------                      -----------------------
/s/ Harriet Lowkowitz                   Title: President
------------------------------                 ----------------------------
Print Name: Harriet Lowkowitz
            ------------------



                                        LANDLORD:


                                        BLUE LAKE, LTD., A FLORIDA LIMITED
                                        PARTNERSHIP

                                        BY: BLUE LAKE, INC., A FLORIDA
                                        CORPORATION


/s/ Elena Logan                         By: /s/ Michael D. Masanoff E.V.P.
------------------------------              -------------------------------
Print Name: Elena Logan                 Print Name: Michael D. Masanoff
            ------------------                      -----------------------
/s/ Eileen Heemskerk                    Title: Executive Vice President
------------------------------                 ----------------------------
Print Name: Eileen Heemskerk
            ------------------


                                       2